UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Collective Brands, Inc.
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3231 Southeast Sixth Avenue

Topeka, KS 66607

April 13, 2012

Dear Fellow Stockholder,

On behalf of the Board of Directors and Management of Collective Brands, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Collective Brands, Inc. Worldwide Headquarters, at 3231 Southeast Sixth Avenue, Topeka, Kansas on Thursday, May 24, 2012, at 10:00 a.m., Central Daylight Saving Time. At the meeting, you will hear a report on the Company’s progress during fiscal 2011, our strategies for the future, and have the chance to meet the Company’s directors and executives. In addition, we will conduct the following business:

I.	Elect three directors, each for a three-year term;

II.	Conduct an advisory vote on executive compensation;

III.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2012 fiscal year;

IV.	Approve the Amended and Restated Collective Brands, Inc. Incentive Compensation Plan;

V.	Approve the 2012 Collective Brands, Inc. Stock Incentive Plan; and

VI.	Conduct other business, if properly raised.

In the following pages you will find the formal notice of the meeting and the proxy statement. The proxy statement provides more details about the agenda and procedures for the meeting and includes biographical information about the director candidates. The Company’s Annual Report for the fiscal year ended January 28, 2012 is also enclosed.

Even if you only own a few shares, we want your shares to be represented at the meeting. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by telephone or the Internet is better for our environment and saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. To attend the meeting in person, please follow the instructions on page 1.

Thank you for your investment in Collective Brands, Inc.

Sincerely,

Michael J. Massey

Chief Executive Officer and President

DIRECTION TO COLLECTIVE BRANDS, INC. WORLDWIDE HEADQUARTERS

The Pozez Auditorium is located at the Collective Brands, Inc. Worldwide Headquarters located at 3231 Southeast Sixth Avenue, Topeka, Kansas.

Parking is available for you in the visitor’s parking lot. From the parking lot, you may enter the Collective Brands Inc. Worldwide Headquarters from the visitor’s entrance.

Collective Brands via I-70 Eastbound Carnahan / Deer Creek Trafficway Exit 364B.

Exit 364B Carnahan / Deer Creek Trafficway and turn left (north) towards Southeast Sixth Avenue, approximately .7 miles.

Collective Brands via I-70 Westbound Carnahan / Deer Creek Trafficway Exit 364B.

Exit 364B Carnahan / Deer Creek Trafficway and turn right (north) towards Southeast Sixth Avenue, approximately .6 miles.

NOTICE OF COLLECTIVE BRANDS, INC. ANNUAL MEETING OF STOCKHOLDERS

Date:

May 24, 2012

Time:

10:00 a.m., Central Daylight Saving Time

Place:

Collective Brands, Inc. Worldwide Headquarters

Pozez Auditorium

3231 Southeast Sixth Avenue

Topeka, Kansas 66607

Purposes:

I.	Elect three directors, each for a three-year term;
II.	Conduct an advisory vote on executive compensation;
III.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2012 fiscal year;
IV.	Approve the amended and restated Collective Brands, Inc. Incentive Compensation Plan;
V.	Approve the 2012 Collective Brands, Inc. Stock Incentive Plan; and
VI.	Conduct other business, if properly raised.

Who may vote?

Only stockholders of record on April 2, 2012, may vote.

Your vote is very important. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by telephone or the Internet is better for the environment and saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

Michael J. Massey

Secretary

April 13, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012

The Proxy Statement related to our 2012 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 are available on our website at http://www.collectivebrands.com by selecting Investor Relations.

What are the purposes of this meeting?

The purposes of this meeting are to (i) elect three directors, each for a three-year term; (ii) conduct an advisory vote on executive compensation; (iii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2012 fiscal year; (iv) approve the Amended and Restated Collective Brands, Inc. Incentive Compensation Plan; (v) approve the 2012 Collective Brands, Inc. Stock Incentive Plan; and (vi) conduct other business, if properly raised.

Who may vote?

Stockholders of Collective Brands, Inc., a Delaware corporation (“Collective Brands,” the “Company,” or “CBI”), as recorded in our stock register on April 2, 2012, may vote at the meeting.

How to vote?

Proxies may be submitted via telephone by calling toll free 1-800-652-VOTE (8683), or the Internet at www.investorvote.com/PSS or United States mail. Also, you may vote in person at the meeting. We recommend that you vote by proxy even if you plan to attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or withhold voting authority with respect to each director candidate. You also may vote for, against or abstain from voting on proposals II, III, IV, and V. If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Management’s proposals.

What is the difference between holding shares directly as a stockholder of record and holding shares in “street name” at a bank or broker?

Most of our stockholders hold their shares in “street name” through a broker, bank or other nominee rather than directly in their own name. There are differences between shares held of record and those held in “street name.”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting directly to the Company or to a third party, or to vote in person at the meeting.

“Street Name” Stockholder. If your shares are held by a bank, broker, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and your bank or broker is considered the stockholder of record with respect to those shares. Your bank, broker, trustee or nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the annual meeting; however, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your bank, broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders

On or about April 13, 2012.

Why did I receive multiple proxy cards?

You may receive more than one proxy or voting instruction card depending on how you hold your shares. You will receive a combined proxy voting instruction card for shares registered in your name and for shares allocated to you under the Company’s profit sharing plans. If you hold shares in “street name,” you may also get material from them asking how you want to vote. Please vote each proxy or voting instruction card.

How do I revoke my proxy?

You may revoke your proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via telephone or the Internet. Record holders may also revoke their proxy by voting in person at the meeting or by notifying the Company’s Secretary in writing at the address listed under “Questions” on page 65.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. Shares owned by Collective Brands affiliated companies do not count for this purpose.

How many votes are needed?

The director candidates receiving the most votes will be elected to fill the seats on the Board. Proposals II through V of Management will each pass if a majority of the votes are in favor of them. Abstentions will have the same effect as a vote against the proposal. We count abstention and broker non-votes to determine if a quorum is present. When a broker returns a proxy, but does not have authority to vote on a particular proposal, we call it a “broker non-vote.”

As provided by law, the vote of Proposal II is advisory and non-binding. The Board will review the results of the vote and, consistent with our record of stockholder engagement, will take them into account in making determinations concerning executive compensation.

Who may attend the meeting?

Only stockholders, their proxy holders and the Company’s guests may attend the meeting. The top half of your proxy or voting instruction card is your admission ticket. Please bring the admission ticket with you to the meeting.

If you hold your shares through someone else, such as a stockbroker, send proof of your ownership to the Secretary at the address listed under “Questions” on page 65, and we will send you an admission ticket. Alternatively, you may bring proof of ownership with you to the meeting. Acceptable proof could include an account statement showing that you owned Collective Brands shares on April 2, 2012.

PROPOSAL I: ELECTION OF DIRECTORS

Proposal I on the accompanying proxy card

Directors and Nominees for Director

The Company’s Board of Directors (the “Board”) currently consists of nine Directors, divided into three classes, serving staggered terms. Six of the Company’s current Directors are serving in two classes with terms that continue beyond the Annual Meeting, and they are not subject to election at the Annual Meeting. Three of the Company’s Directors who served in the preceding year, Messrs. John F. McGovern and D. Scott Olivet and Ms. Mylle H. Mangum serve in a class with a term that expires at the 2012 Annual Meeting of Stockholders. Messrs. John F. McGovern and D. Scott Olivet and Ms. Mylle H. Mangum are the nominees of the Board for re-election at the Annual Meeting of Stockholders, and if elected, they will each serve a term of three years that will expire at the Annual Meeting of Stockholders to be held in the year 2015, or until a successor is elected and qualified.

Messrs. Daniel Boggan Jr., Michael A. Weiss, and Robert C. Wheeler have terms expiring at the 2013 Annual Meeting of Stockholders. Messrs. Richard L. Markee, Robert F. Moran, and Matthew A. Ouimet have terms expiring at the 2014 Annual Meeting of Stockholders.

Each nominee has consented to being named as a nominee and to serve as a Director, if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board may reduce the number of Directors to be elected.

Directors Subject to Election:

MYLLE H. MANGUM, 63, has served as a Director since November 1997. She has served as Chief Executive Officer of IBT Enterprises, LLC (formerly International Banking Technologies) since October 2003 and has also served as Chairman and Chief Executive Officer of IBT Holdings since July 2007. Prior to this, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 to 1999 she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel, Inc. From 1992 to 1997 she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992, and President of BellSouth International from 1985 to 1986. Prior to that she was with General Electric. Ms. Mangum served as a Director of Emageon, Inc. from June 2004 to April 2009, Scientific-Atlanta, Inc. from November 1993 to February 2006, Respironics, Inc. from May 2004 to March 2008, and Decatur First Bank, a privately held company from May 2007 to August 2011. She has served as a Director of Barnes Group Inc. since December 2002, Haverty Furniture Companies, Inc. since May 1999, and Express, Inc. since August 2010. As a result of these and other professional experiences, Ms. Mangum possesses particular knowledge and experience in retail, merchandising, marketing, strategy, technology, supply chain, logistics, international business, and multi-division general management experience that strengthen the Board’s collective qualifications, skills, and experience.

JOHN F. MCGOVERN, 65, has served as a Director since June 2003. Mr. McGovern is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Previously, Mr. McGovern had been Vice President and Division Executive, Forest Products Division from 1978 to 1981. Mr. McGovern served as a Director of GenTek, Inc. from 2003 to 2009, Golden Bear Golf, Inc. from 1996 to 2000, Seabulk International, Inc. from 2000 to 2002, Chart Industries, Inc. from 2004 to 2005, Maxim Crane Works Holdings, Inc. (a privately-held company) from

2005 to 2008, Xerium Technologies Inc. from 2010 to present, The Newark Group from 2010 to present, and General Chemical Corp. from 2010 to present. He also served as a Director and officer of ChannelLinx, Inc. from 2000 to 2002, which filed bankruptcy subsequent to his resignation. He is currently a Director of Neenah Paper, Inc. since 2006. As a result of these and other professional experiences, Mr. McGovern possesses particular knowledge and experience in finance, strategy, and international finance that strengthen the Board’s collective qualifications, skills, and experience.

D. SCOTT OLIVET, 49, has served as a Director since September 2006 and non-executive Chairman of the Board since June 2011. Mr. Olivet has served as Executive Chairman of RED Digital Cinema, Chairman of Oakley, Inc. (“Oakley”) and Chief Executive Officer of Renegade Brands, LLC since July 2009. From 2005 to July 2009, Mr. Olivet served as Chief Executive Officer of Oakley. Prior to joining Oakley, Mr. Olivet served as Vice President, Nike Subsidiaries and New Business Development from August 2001 to September 2005. From 1998 to 2001, Mr. Olivet served as Senior Vice President of Real Estate, Store Design and Construction, for the Gap, Inc. From 1984 to 1998, Mr. Olivet was a partner with Bain & Company. He currently serves as a Director of Oakley since 2005 (a public company until 2007), and RED Digital Cinema, a privately held company, since 2006, and is a Trustee and Member of the Audit Committee of Pomona College. As a result of these and other professional experiences, Mr. Olivet possesses particular knowledge and experience in retail, merchandising, marketing, finance, strategy, technology, international business, and multi-division general management experience that strengthen the Board’s collective qualifications, skills, and experience.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS COMMON STOCK VOTE IN FAVOR OF THE ABOVE NOMINEES, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

Continuing Directors:

DANIEL BOGGAN JR., 66, has served as a Director since September 1997. Mr. Boggan is retired. He served as Chief of Staff for Oakland, California Mayor Ron Dellums from January 2007 to July 2007. He served as Director of Business Development of Siebert Branford Shank & Co., LLC from September 2003 until his retirement in March 2006. Mr. Boggan served as Senior Vice President of the National Collegiate Athletic Association (“NCAA”) from 1998 to his retirement in August 2003. He joined the NCAA in 1994 as Group Executive Director for Education Services and served as Chief Operating Officer from January 1996 to August 1998. Prior to his tenure with the NCAA, Mr. Boggan was Vice Chancellor of the University of California from 1986 to 1994, and City Manager of Berkeley, California from 1982 to 1986. Mr. Boggan has served as a member of the Board of Directors of Viad Corporation since 2005 and The Clorox Company since 1990. As a result of these and other professional experiences, Mr. Boggan possesses particular knowledge and experience in finance, strategy, technology, government, and academia that strengthen the Board’s collective qualifications, skills, and experience.

RICHARD L. MARKEE, 58, has served as a Director since July 2011. Mr. Markee has served as Executive Chairman of Vitamin Shoppe, Inc. since April 2011, served as a Director since September 2006, and was non-executive Chairman of the Board from April 2007 to September 2009. From September 2009 to April 2011, he served as the Company’s Chief Executive Officer and as Chairman of the Board. He previously served as the President of Babies ‘R’ Us from August 2004 to November 2007 and Vice Chairman of Toys ‘R’ Us, Inc. from May 2003 to November 2007. Mr. Markee also served as Interim Chief Executive Officer of Toys ‘R’ Us, Inc. and its subsidiaries from July 2005 to February 2006. He served as President of Toys ‘R’ Us U.S. from May 2003 to August 2004. From January 2002 to May 2003, he was Executive Vice President, President- Specialty Businesses and International Operations of Toys ‘R’ Us. He was an Operating Partner of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies from November 2008 to September 2009. From 2006 to 2008, Mr. Markee was an Operating Partner of Bear Stearns Merchant Banking, the predecessor to Irving Place Capital Management, L.P. He has also been a

Director of Dorel Industries since November 2008. From June 2005 through July 2006, he served on the Board of Directors of The Sports Authority, Inc. From October 1999 to January 2002, he served as Executive Vice President — President of Babies ‘R’ Us and the Chairman of Kids ‘R’ Us. He is currently a member of the Board of Directors of Vitamin Shoppe, Inc., and Dorel Industries. As a result of these and other professional experiences, Mr. Markee possesses particular knowledge and experience in branded consumer products, marketing, strategic planning and leadership of complex organizations that strengthen the Board’s collective qualifications, skills and experience.

ROBERT F. MORAN, 61, has served as a Director since March 2007. Mr. Moran has served as the Chairman of the Board and Chief Executive Officer of PetSmart since February 2012. He served as President and Chief Executive Officer and a Director of PetSmart, Inc. since June 2009 and as President and Chief Operating Officer of the company since December 2001. He joined PetSmart in July 1999 as President of North American stores. Mr. Moran served as President of Toys ‘R’ Us, Ltd., Canada from 1998 to June 1999. Prior to that, he spent 20 years with Sears, Roebuck and Company in a variety of financial and merchandising positions, including President and Chief Executive Officer of Sears de Mexico. He was also Chief Financial Officer and Executive Vice President of Galerias Preciados of Madrid, Spain from 1991 to 1993. Mr. Moran served on the Board of Medial Management International, Inc., a privately held company from 2003 to 2008. As a result of these and other professional experiences, Mr. Moran possesses particular knowledge and experience in retail, merchandising, marketing, strategy, technology, finance, supply chain, logistics, international finance, international business, and multi-division general management experience that strengthen the Board’s collective qualifications, skills, and experience.

MATTHEW A. OUIMET, 53, has served as a Director since June 2008. Mr. Ouimet has served as President of Cedar Fair, L.P. since June 2011 and as Chief Executive Officer since January 2012. He previously served as President and Chief Operating Officer for Corinthian Colleges from July 2009 to October 2010 and Executive Vice President — Operations from January 2009 to June 2009. Prior to Corinthian Colleges, he served as President, Hotel Group for Starwood Hotels and Resorts Worldwide from August 2006 to September 2008. Prior to joining Starwood, Mr. Ouimet spent 17 years at The Walt Disney Company, where he last served as President Disneyland Resort. Mr. Ouimet served in a variety of other business development and financial positions, including President of Disney Cruise Line during his employment with Disney. Prior to his work with Disney, Mr. Ouimet was Controller and Senior Vice President, Finance for Lincoln Property Company from 1983 to 1989 and served as a Certified Public Accountant with Price Waterhouse from 1980 to 1983. As a result of these and other professional experiences, Mr. Ouimet possesses particular knowledge and experience in merchandising, marketing, finance, strategy, technology, government, academia, international business, and multi-division general management experience that strengthen the Board’s collective qualifications, skills, and experience.

MICHAEL A. WEISS, 70, has served as a Director since January 2005. Mr. Weiss has served as President and Chief Executive Officer and a member of the Board of Express, Inc. since July 2007 and Chairman of the Board since November 2011. From 2004 to July 2007, Mr. Weiss was retired. He also served President and Chief Executive Officer of Express from 1997 to 2004. Mr. Weiss joined Limited in 1981 and served in a number of positions of increasing responsibility including Vice Chairman from 1993 to 1997 and President of Express from 1982 to 1993. Previously, he had been General Manager for Trousers Up, a subsidiary of Apparel Industries, Inc., and Merchandise Manager for Casual Corner Group, Inc. Mr. Weiss began his career at Abraham & Straus, a subsidiary of Federated Department Stores. Mr. Weiss served as a Director of Chicos FAS, Inc. (also served as non-executive Chairman) from 2005 to 2007, Pacific Sunwear of California, Inc. from 2005 to 2008, and Borders Group, Inc. from 2005 to 2009. As a result of these and other professional experiences, Mr. Weiss possesses particular knowledge and experience in retail, merchandising, marketing, finance, strategy, technology, supply chain and logistics that strengthen the Board’s collective qualifications, skills, and experience.

ROBERT C. WHEELER, 70, has served as a Director since September 2001. Mr. Wheeler is retired. He served as President of Hill’s Pet Nutrition, Inc. from 1981 to April 2009. He assumed the title of Chairman and

Chief Executive Officer in June 1996. From 1987 to 1992, he served as Vice President of Colgate-Palmolive Company and had been a Corporate Officer since 1992. Mr. Wheeler served as a Director of Security Benefit Group from 1998 to July 2010 and as Director of Stormont-Vail HealthCare, Inc. from 1990 to 2012. As a result of these and other professional experiences, Mr. Wheeler possesses particular knowledge and experience in merchandising, marketing, strategy, technology, supply chain, logistics, international business, integrated technologies for global organization and multi-division general management experience that strengthen the Board’s collective qualifications, skills, and experience.

Former Director:

MATTHEW E. RUBEL, 54, served as a Director from July 2005 and as Chairman of the Board from May 2008 to June 2011. Mr. Rubel served as Chief Executive Officer and President of Collective Brands, Inc. from July 2005 to June 2011. Prior to joining Collective Brands, Mr. Rubel was Chairman and Chief Executive Officer for Cole Haan from 1999 to July 2005. He served as Executive Vice President, J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999. While at J. Crew Group, Mr. Rubel was responsible for all licensing and international activities, as well as brand marketing and served on its Group Executive Committee. Mr. Rubel has also served as President and Chief Executive Officer of Pepe Jeans USA, and President of the Specialty Division of Revlon. Mr. Rubel served as a Director of Furniture Brands, Inc. from 2006 to 2008 and a Director of SUPERVALU, INC. since June, 2010. As a result of these and other professional experiences, Mr. Rubel possesses particular knowledge and experience in retail, merchandising, marketing, finance, strategy, technology, supply chain, logistics, digital commerce, international business, and multi-division general management experience that strengthened the Board’s collective qualifications, skills, and experience.

Charters and Corporate Governance Principles

At its February 2012 meeting, the Board reviewed its charter and governance guidelines for the Company and the Board. The full text of the Company’s governance guidelines, and the charters for the Board, Audit and Finance Committee and the Compensation, Nominating and Governance Committee (the “CN&G Committee”) are each posted on the Company’s investor relations website at www.collectivebrands.com and will also be provided free of charge to any stockholder requesting a copy by writing to: Collective Brands, Inc., Attn: Investor Relations Department, 3231 Southeast Sixth Avenue, Topeka, Kansas 66607.

Purpose of the Board of Directors

The business of Collective Brands is managed under the direction of the Board. The purpose of the Board is to oversee Management’s conduct of the Company’s business.

Board Responsibilities

The Board’s responsibilities (acting as a whole and through its standing committees) include:

•	Reviewing Management’s determination of objectives, strategies, policies and plans for the Company.

•	Electing, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives.

•	Reviewing Management’s plans for guarding and preserving the Company’s assets including intangible assets such as the Company’s reputation and maintaining a reservoir of successor management talent.

•	Reviewing and approving equity and incentive compensation plans, and plans for major changes in the senior corporate organizational structure.

•	Reviewing and approving Management’s strategic and business plans and conducting continuing appraisals of Management’s performance against established plans and objectives.

•	Through the Audit and Finance Committee, recommending outside auditors for approval by stockholders.

•

Reviewing and approving strategic business plans, major transactions, changes in corporate financial structure affecting balance sheet items, financial plans, objectives and actions, including significant capital allocations and expenditures.

•

Designating and appointing members of committees of the Board, establishing appropriate limits of authority, and receiving reports from such committees and reviewing and approving such committee’s recommendations where necessary.

•	Reviewing management’s recommendations for maintenance and revision of the Company’s Certificate of Incorporation and By-Laws.

•	Reviewing the CN&G Committee’s recommendations for perpetuation of a sound Board through planned and orderly recruitment activities, regular election and the filling of interim vacancies.

Board Organization

The Board currently consists entirely of independent directors who the Board has determined meet the New York Stock Exchange’s (the “NYSE”) definition of independence. Mr. Olivet currently serves as the non-executive Chairman of the Board. The Chairman of the Board is elected annually and if the Chairman of the Board is not an independent director, the Board will elect an independent director to serve as Lead Director at the Board meeting immediately following the Annual Meeting of Stockholders.

The Board currently maintains three standing committees: (i) the Executive Committee, (ii) the Audit and Finance Committee, and (iii) the CN&G Committee. The Audit and Finance and the CN&G Committees are each comprised entirely of independent directors. Assignments to, and chairs of, the committees are recommended by the CN&G Committee and selected by the Board. All committees regularly report to the Board on their activities. The Board may, from time to time, establish certain other committees to act on behalf of the Board of Directors.

Board Leadership Structure

The Board is currently comprised of nine directors, all of whom are independent. Since June 2011, coincident with Mr. Rubel’s resignation, Mr. Olivet has served as the non-executive Chairman of the Board. Prior to his resignation in June, 2011, Mr. Rubel served as Chairman of the Board, Chief Executive Officer and President and Mr. Wheeler served as Lead Director. The Board’s guidelines require that if the Chairman and Chief Executive Officer positions are held by the same individual, the Board must elect a Lead Director.

The Board believes that the current governance structure providing for an independent non-executive Chairman of the Board combined with an independent Board of experienced directors benefits the Company and its stockholders. The Chairman of the Board is elected annually after the Annual Meeting of Stockholders. The Chairman of the Board is responsible for: (1) chairing the meetings of the Board of Directors, other than executive sessions of the Board; (2) planning and organizing, in consultation with the Committee Chairs, the activities of the meetings of the Board of Directors, including setting the agenda for such meetings; (3) determining, together with the Committee Chairs, the quality, quantity and timeliness of the information that is to be provided to the Board on a regular basis; (4) facilitating on-going formal and informal communications between and among directors; (5) chairing the annual and special meetings of the stockholders; and (6) arranging for executive sessions of the Board of Directors.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies at all times. We believe our current Board leadership structure, given the current composition of the Board and with Mr. Massey serving as Chief Executive Officer and President on an interim basis, is optimal.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Collective Brands and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

The Board, acting directly or through its committees, is responsible for overseeing the Company’s risk management process. In discharging its responsibilities, the Board directly or through its committees focuses on the Company’s general risk management strategy, the most significant risks facing the Company, and regularly reviews risk management and specific risk mitigation strategies that are implemented by Management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit and Finance Committee oversight of the Company’s risk management process. The Audit and Finance Committee reviews with management (a) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements. The CN&G Committee is responsible for reviewing the Company’s compensation programs to evaluate whether they are likely to pose any risks that are likely to have a material adverse effect on the Company. All committees report to the full Board at each regularly scheduled Board Meeting. When a matter rises to the level of a likely material enterprise risk, it generally will be discussed with the entire Board.

The Company’s management is responsible for day-to-day risk management. The Company’s Internal Audit and Risk Insurance Departments serve as the primary monitoring and testing functions for company-wide policies and procedures. They are responsible for identifying and coordinating risk management with key business leaders and regularly reporting to the Audit and Finance Committee. These departments administratively report to the Company’s Chief Financial Officer with the Internal Audit Department reporting directly to the Audit and Finance Committee. The Audit and Finance Committee also regularly receives reports from key business functions which discuss potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

This approach to risk management appropriately focuses the Board’s attention and allows management to run the Company with the oversight of the Board.

Board Operation

The Board has six regularly scheduled meetings per year. Audit and Finance and Compensation, Nominating and Governance Committee meetings are normally held in conjunction with board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors generally receive their agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior executives at any time.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors, as they determine necessary, to carry out their responsibilities.

Board Evaluation

The CN&G Committee coordinates an annual evaluation process of the Board and each of the Board’s standing committees. The Audit and Finance Committee and the CN&G Committee each annually perform a self evaluation and a review of the adequacy of its charter. The CN&G Committee also periodically performs a Board skill assessment which includes an evaluation of Board diversity.

Selection of Directors

The Board is responsible for selecting nominees for Board membership, and establishing criteria for identifying potential nominees. In recommending candidates for election to the Board, the CN&G Committee considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other Directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

•	Diversity of viewpoints, background, experience and other demographics; and

•	A commitment to represent the Company’s stockholders as a whole.

The CN&G Committee considers nominees for Directors from any source, including individuals nominated by stockholders or outside consultants engaged by the CN&G Committee to recommend Director nominees. Director nominee suggestions must be submitted in writing to the Company’s Corporate Secretary at 3231 Southeast Sixth Avenue, Topeka, Kansas, 66607, and otherwise comply with the terms of the Company’s By-Laws. See also “About Stockholder Proposals and Nominations for Our 2013 Annual Meeting.”

Independence of Directors and Nominees for Director

The Board annually reviews and determines the independence of Directors. The Board also reviews and determines the independence of nominees for Director. No Director nominee or Director is considered independent unless the Board determines that he or she has no material relationship with the Company either directly, as a partner, stockholder or affiliate of an organization that has a material relationship with the Company, or indirectly. The Board has adopted categorical independence standards consistent with the New York Stock Exchange listing guidelines to evaluate the materiality of any such relationship. The Board has determined that each of the nominees for Director standing for election at the 2012 Annual Meeting is independent of the Company, because none of the nominees for Director has a material relationship with the Company either directly or indirectly. The Board has made this determination based on the following factors:

•	No nominee for Director is or has been an officer or employee of the Company or its subsidiaries or affiliates since the Company’s spin-off from The May Department Stores Company;

•	No nominee for Director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No nominee for Director has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a Director;

•	No nominee for Director is, or was within the past five years, employed by the independent auditors for the Company;

•	No executive officer of the Company serves on the compensation committee of any corporation that employs a nominee for Director or a member of the immediate family member of any nominee for Director;

•

No nominee for Director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; and

•

No nominee for Director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2011 in excess of $5,000.00.

As part of the independence review process, in March 2012, the Board reviewed a summary of each Director’s response to a questionnaire asking about their (and their immediate family members’) relationships with the Company and other potential conflicts of interest, as well as material provided by management regarding transactions, relationships or arrangements between the Company and the Directors or parties related to the Directors. Utilizing the above criteria, the Board determined that all Directors are independent, and that the members of the Audit and Finance Committee and the CN&G Committee are also independent.

Communications with the Board of Directors

The Board believes that Management speaks for the Company. The Board and individual members of the Board may, from time to time, meet or otherwise communicate with various constituencies. It is expected, however, that Board members will speak for the Company only with the knowledge of Management and, in most instances, at the request of Management. Stockholders and other interested parties may contact non-management members of the Board by sending written correspondence to the Director at the following address:

                , Director

Collective Brands, Inc.

c/o Secretary

3231 Southeast Sixth Avenue

Topeka, KS 66607

The Secretary will review and forward such correspondence to the Board members. The Secretary will also direct inquiries most properly addressed by other departments, such as customer service or accounts payable, to those departments to ensure that the inquiries are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit, internal controls, or similar issues that is not addressed to a specific Director, will be forwarded to the Chairman of the Audit and Finance Committee.

Meetings of the Board

The Board of Directors of the Company held a total of 14 meetings during fiscal 2011. No Director attended less than 75% of the aggregate of (i) the total number of Board meetings held during the period for which such Director held such office, and (ii) the total number of meetings held by all Board committees on which such Director served during the periods that such Director served on such committee.

While the Board of Directors understands that there may be situations that prevent a Director from attending an Annual Meeting of Stockholders, the Board strongly encourages all Directors to make attendance at all Annual Meetings of Stockholders a priority. All of the Company’s nine Directors attended the Company’s Annual Meeting of Stockholders held on May 26, 2011.

Board Compensation

Director Compensation.    Management Directors, if any, are not entitled to additional compensation for their service as a Director or for attendance at Board, committee or annual stockholder meetings.

Concurrent with the transition to a non-executive Chairman of the Board in June 2011 and the elimination of the Lead Director role, the CN&G Committee engaged Hay Group to provide compensation recommendations for the non-executive Chairman role. Hay Group provided its own benchmarking of non-executive Chairman compensation within the retail industry and data from the National Association of Corporate Directors board pay report and other sources.

Considering Hay Group’s analysis, the CN&G Committee in June 2011 established an annual non-executive Chairman retainer consisting of $75,000 in cash and $75,000 in stock; the stock retainer for 2011 was paid to Mr. Olivet on June 17, 2011, in 5,226 shares that will vest on May 1, 2012. In addition, to appropriately compensate Mr. Olivet for the increased level of involvement required until a permanent Chief Executive Officer is hired and on-boarded, the Committee authorized a special cash transition payment of $50,000 per quarter. The final transition payment will be prorated for the quarter in which a permanent Chief Executive Officer is hired and on-boarded.

Other than the non-executive Chairman compensation arrangements and the elimination of the Lead Director retainer, no changes were made to the non-management Director compensation program in the past year.

The following table explains the key components of non-management Director compensation, which is based on a Board year basis that runs from one Annual Meeting of Stockholders until the next such meeting.

ELEMENTS OF TOTAL COMPENSATION

	2011 Board Year
Annual Cash Retainer		$50,000
Annual Stock Retainer		$100,000
Meeting Fees (per meeting attended):
Board Meeting(1)		$1,500
Committee Meeting		$1,000
Annual Non-Executive Chairman Retainer: Cash Stock	$ $	75,000 75,000
Committee Chairperson Retainer: Audit and Finance Compensation, Nominating and Governance	$ $	25,000 20,000
Lead Director Retainer (eliminated June 2011)		$20,000
Reimbursement for expenses attendant to Board membership		Yes

(1)

The Board meeting fee will be increased by $1,000 if a Board meeting in the continental U.S. extends beyond 1 1/2 days. An international Board meeting fee of $3,000 to $6,000 (depending on duration and distance) will be paid for Board meetings outside the continental U.S.

The annual cash retainer, non-executive Chairman retainer, and Committee Chairperson retainer are each earned (or vest, if deferred) in one-fifth increments on the date of each regular meeting of the Board following the Annual Meeting of Stockholders. The annual retainers for any Director elected subsequent to the Annual Meeting of Stockholders are prorated.

The 2011 Board year stock portion of each non-management Director’s annual retainer was paid in 6,548 restricted shares of Collective Brands common stock granted on May 26, 2011. The number of shares granted to each Director was determined based upon the closing share price on the date of the Annual Meeting of Stockholders. The restricted stock portion of the annual retainer vests on May 1 following the grant date. All shares of Collective Brands common stock granted to non-management Directors are subject to restrictions on transferability. Under these restrictions, Directors cannot transfer the shares granted to them until they cease membership on the Board or, if earlier, until the later of six months after they are awarded the grant and the date they have satisfied the stock ownership guidelines of the Company.

Annual stock retainers paid to the non-management Directors are granted under the Company’s Restricted Stock Plan for Non-Management Directors. This plan currently provides for the issuance of not more than 350,000 shares of Collective Brands common stock, subject to adjustment for changes in the Company’s capital structure.

The Board of Directors believes that the interests of Directors and stockholders are most closely aligned when the Directors themselves are stockholders and, accordingly, maintains Stock Ownership Guidelines for non-management Directors. The guidelines stipulate that Directors should hold (either directly or in their deferred compensation accounts discussed below) Collective Brands common stock shares equivalent in value to four times the annual cash retainer in effect at the time the guideline is established for each Director. The Board reviews Director ownership levels annually to evaluate progress toward these guidelines. Under the guidelines, Directors may not sell or otherwise transfer any of the shares of Collective Brands stock awarded to them by the Company until the target ownership level under the guideline is achieved. Currently, all Directors have met their ownership guidelines with the exception of Mr. Markee, who was elected to the Board in 2011.

The Collective Brands, Inc. Deferred Compensation Plan for Non-Management Directors allows each Director to defer receipt of retainers (but not meeting fees) received for services as a Director, whether payable in stock or cash, until after the calendar year in which the Director’s service on the Board ceases. Under this Plan, Directors may elect to use either Company stock or the thirty-year Treasury Bill rate on May 1 of each year as the measurement fund for the return on cash payments that are deferred. Directors must use Company stock as the measurement fund for any Company stock which is deferred.

The following table reflects the Compensation paid to the Company’s non-management Directors in fiscal 2011.

2011 NON-MANAGEMENT DIRECTOR COMPENSATION

Name of Director (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards (1,2,3) ($) (c)	All Other Compensation(4) ($) (g)	Total ($) (h)
Daniel Boggan Jr.	83,000	100,000	–	183,000
Mylle H. Mangum	107,000	100,000	–	207,000
Richard L. Markee	42,000	91,667	–	133,667
John F. McGovern	108,000	100,000	–	208,000
Robert F. Moran	83,000	100,000	–	183,000
D. Scott Olivet	228,000	175,000	–	403,000
Matthew A. Ouimet	83,000	100,000	–	183,000
Michael A. Weiss	86,000	100,000	–	186,000
Robert C. Wheeler	94,000	100,000	–	194,000

(1)	Includes fees earned that were deferred under the Collective Brands, Inc. Deferred Compensation Plan for Non-Management Directors.

(2)	For all Directors except Messrs. Markee and Olivet, values reflect the grant date fair value on May 26, 2011 (6,548 shares). For Mr. Markee, value reflects the grant date fair value on July 5, 2011 (6,030 shares). For Mr. Olivet, value reflects the grant date fair values on May 26, 2011 (6,548 shares) and June 17, 2011 (5,226 shares).

(3)	Total shares not vested as of January 28, 2012, for each Director, including those shares that have been deferred, were:

Director	Shares Not Vested as of 1/28/12
Boggan	6,548
Mangum	6,548
Markee	6,030
McGovern	6,548
Moran	6,548
Olivet	11,774
Ouimet	6,548
Weiss	6,548
Wheeler	6,548

(4)	On occasion, non-management Directors receive footwear and other items of nominal value (which may include Company-paid spouse travel in conjunction with Board meetings) that may be considered perquisites. In 2011, the value of all such items did not exceed $5,000 for any individual Director.

Committees of the Board

Executive Committee

Members, Authority and Meetings.    The Executive Committee is composed of the non-executive Chairman of the Board, the chairperson of the Audit and Finance Committee and the chairperson of the Compensation, Nominating and Governance Committee. The non-executive Chairman of the Board serves as the Executive Committee’s chairperson. The Executive Committee may exercise all the powers of the Board but does not have the power to (i) approve or adopt, or recommend to the Company’s stockholders, any matter expressly required by Delaware law to be submitted to stockholders for approval; (ii) adopt, amend or repeal any By-Law of the Company; (iii) elect Directors of the Company; (iv) declare any dividend or make any other distribution to the Company’s stockholders; or (v) take actions with respect to matters delegated to other committees of the Board. The Executive Committee did not meet during fiscal 2011.

Audit and Finance Committee

Members, Authority and Meetings.    Pursuant to its charter, the Audit and Finance Committee is solely responsible for selecting the Company’s independent registered public accountants, reviewing their independence, approving all engagements, and evaluating their performance. The Audit and Finance Committee reviews results of the audit for each fiscal year, all material accounting policies of the Company, the coordination between the independent registered public accountants and the Company’s internal auditing group, the scope and procedures of the Company’s internal audit work, the quality and composition of the Company’s internal audit staff, and maintains procedures for the confidential and anonymous receipt of employee concerns regarding questionable accounting or auditing matters. The Audit and Finance Committee is responsible for reviewing and making recommendations to the Board with respect to matters such as the following: the financial policies of the Company; debt ratings; short-term versus long-term debt positions; debt-to-capitalization ratios; fixed charge coverage; working capital and bank lines; dividend policy; the long-range financial plans of the Company; the Company’s capital expenditure program, including rate of return standards and evaluation methods; specific debt and/or equity placement activities; external financial relationships with investment bankers; commercial bankers, insurance companies, etc.; financial public relations and communication programs; financial aspects of proposed acquisitions and/or divestitures; and the Company’s insurance and risk management programs. See also “Risk Oversight” and “Audit and Finance Committee Report.”

The Audit and Finance Committee regularly provides the Company’s internal auditor, Chief Financial Officer, General Counsel, Chief Administrative Officer and the Company’s independent registered public accountants with opportunities to privately meet with the Committee. The Audit and Finance Committee is also authorized to retain legal, accounting or other advisors as it determines appropriate. The members of the Audit and Finance Committee during 2011, were Messrs. McGovern (Chairman), Boggan, Moran, Olivet, and Ouimet. The Board determined that each of the members of the Audit and Finance Committee is an independent director as required by the rules of the NYSE and an audit committee financial expert as defined by Item 407(d) of Regulation S-K. During the 2011 fiscal year, the Audit and Finance Committee met nine times.

Compensation, Nominating and Governance Committee

Members, Authority and Meetings.    During 2011, the members of the CN&G Committee included Ms. Mangum (Chairman), and Messrs. Markee (since July 2011), Weiss and Wheeler. Each of these Directors satisfied the NYSE’s independence requirements, was a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and was an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During fiscal 2011, the CN&G Committee met 12 times. The agenda for each CN&G Committee meeting is determined by discussions among the CN&G Committee Chairman, the Company Secretary, Management and the CN&G Committee’s advisors, as appropriate. A copy of the CN&G Committee’s charter was last reviewed at its February 2012 meeting, and can be found on the company’s Investor Relations website at www.collectivebrands.com.

The CN&G Committee is primarily responsible for establishing the Company’s compensation philosophy and various compensation programs and for monitoring the Company’s executive development efforts so that there is an adequate pool of personnel for orderly Management succession. In performing these functions, the CN&G Committee reviews and approves compensation arrangements for the Executive Compensation Group (the “ECG”) which consists of the Chief Executive Officer, other Section 16 officers, the principal executives of each of the Company’s operating units (if not Section 16 officers), and any other employee whose base annual compensation is in excess of $500,000. The CN&G Committee reviewed the Company’s compensation policies and practices for fiscal 2011 for all employees, including executive officers, and determined that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company. Nonetheless, as part of its regular review of the Company’s compensation policies, management and the CN&G Committee regularly recommend improvements based upon market and environmental conditions and best practices. The CN&G Committee also reviewed the Company’s Compensation Discussion and Analysis and recommended to the Board that it be included in this proxy statement. In addition, the CN&G Committee serves as the “Committee” under the various Company incentive compensation and retirement plans (e.g., the stock-based incentive plans, executive incentive plans, supplementary retirement plan and deferred compensation plan).

As part of its corporate duties, the CN&G Committee establishes stock ownership guidelines for Company executives, reviews “related party transactions” and ethical issues involving the Company or management, and oversees the implementation of the Company’s Code of Ethics. The CN&G Committee is also responsible for reviewing the Board of Directors’ performance and annually coordinates self evaluations for the Board and each of its Committees, reviewing the mandatory retirement policy for Directors, and evaluating conflicts of interest involving a Director. In addition, the CN&G Committee identifies and recommends candidates to serve as Directors of the Board, the Chairman of the Board and/or Lead Director, members and chairpersons of Board committees and the Chief Executive Officer. The CN&G Committee considers nominees for Directors from any source, including individuals nominated by stockholders or outside consultants engaged by the CN&G Committee to recommend Director nominees. Director nominee suggestions must be submitted in writing to the Company’s Secretary at 3231 Southeast Sixth Avenue, Topeka, Kansas, 66607, and otherwise comply with the terms of the Company’s By-Laws.

The CN&G Committee may delegate some of its duties or responsibilities to one or more individual members, but only to the extent permitted by law, the New York Stock Exchange’s listing standards and the Company’s governing documents. The CN&G Committee also engages outside consultants to advise on various issues, including Chief Executive Officer compensation, executive officer compensation and certain benefit programs. Such consulting arrangements with Hay Group are discussed in the Compensation Discussion and

Analysis under “Role of Consultants in Compensation Decisions.” The CN&G Committee also engages other consultants from time to time to assist with specific projects. The consultants engaged by the CN&G Committee report directly to the CN&G Committee and the Chief Executive Officer generally does not participate in recommendations prepared by these consultants regarding Chief Executive Officer compensation. The role of other executive officers in setting compensation is discussed in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the CN&G Committee (Ms. Mangum, Messrs. Markee, Weiss and Wheeler) has served as one of the Company’s officers or employees or has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (see “Related Party Transactions”). None of the Company’s executive officers named in the Summary Compensation Table serves as a member of the board of directors or as a member of compensation committee of any other company that has an executive officer serving as a member of the Company’s Board or the CN&G Committee.

Compensation, Nominating and Governance Committee Report

The following Report of the CN&G Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The CN&G Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of Regulation S-K set forth below with Management. Based on that review and discussion, the CN&G Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation, Nominating and Governance Committee:

Mylle H. Mangum — Chairman

Richard L. Markee

Michael A. Weiss

Robert C. Wheeler

COMPENSATION DISCUSSION AND ANALYSIS

1. Executive	Summary

Fiscal 2011 was a year of transition and strategic re-focus for the Company; nevertheless, the alignment between executive pay and performance remained strong:

•

Named Executive Officers of Collective Brands and Payless ShoeSource received no annual incentive payments, consistent with the year-over-year declines in earnings before interest and taxes (“EBIT”) for their respective business units in fiscal 2011.

•

While Collective Brands Performance + Lifestyle Group (“PLG”) delivered a 10% improvement in EBIT over the prior year, actual EBIT for the PLG business unit in total still fell short of the 2011 goal and thus resulted in a below-target annual incentive payout.

•

All Named Executive Officers forfeited the performance-based equity grants they received in March 2011 because the Company’s fiscal 2011 earnings before interest, taxes, depreciation and amortization (“EBITDA”) results fell short of the 2011 goal.

•

Named Executive Officers of Collective Brands and Payless ShoeSource received below-target and zero payouts, respectively, under their fiscal 2009-2011 long-term cash incentive plans, which are based on 3-year EBITDA and return on invested capital (“ROIC”). In accordance with plan provisions, the payout was adjusted downward by 20% based on the Company’s 3-year total stockholder return.

•

Named Executive Officers of Collective Brands and Payless ShoeSource did not earn a performance credit in the Supplementary Retirement Account Balance Plan, because Collective Brands EBIT fell short of target.

While the Company’s overall profitability fell short of targets set at the beginning of the year, progress was achieved on several fronts in 2011:

•

Positive sales momentum continued at PLG, which broke the $1 billion mark in sales for the year and delivered its eighth consecutive quarter of double-digit sales growth. PLG’s comparable retail store sales grew 10% in the fourth quarter.

•

As a result of a strategic re-focus at Payless ShoeSource in the second half of 2011, with a particular emphasis on reconnecting with the budget-conscious consumer, that unit’s business results improved in the fourth quarter in several respects:

—	Traffic was better than at any time in the past six years;
—	U.S. comparable store sales were the strongest in nine quarters;
—	Footwear units sold had the strongest increase in 19 quarters.

A leadership transition occurred in June 2011 with the departure of Mr. Matthew E. Rubel, former Chairman, Chief Executive Officer and President. Mr. Michael J. Massey, Senior Vice President and General Counsel, was appointed Chief Executive Officer and President on an interim basis, and Mr. Scott Olivet, a non-management Director, was named non-executive Chairman of the Board of Directors. Mr. Rubel’s termination compensation, which was paid in accordance with his employment agreement, and the compensation arrangements for Messrs. Massey and Olivet are discussed elsewhere in this proxy statement.

To encourage the continued retention and engagement of key executive talent and to reward significant individual contributions, the CN&G Committee made discretionary equity awards to two Named Executive Officers and modest discretionary cash awards to two Named Executive Officers during the year, as detailed later in this Compensation Discussion and Analysis.

The Company’s 2011 advisory vote on executive compensation (say-on-pay) passed with 82% of votes cast in favor. Regarding the frequency of future say-on-pay votes, 82% of all votes were cast in support of annual frequency, which the Company had recommended. In advance of the 2011 Annual Meeting of Stockholders, the Company engaged in conversations with major stockholders regarding these proposals and the future approach to the use of time- and performance-vested equity awards; based on stockholder feedback, the CN&G Committee publicly disclosed a commitment to make at least 50% of future equity grants to Named Executive Officers in the form of performance-vested awards.

With the assistance of Hay Group, an independent compensation consultant, the CN&G Committee conducted several reviews to ensure that the Company’s executive compensation programs remain consistent with its compensation philosophy and deliver rewards that are closely aligned with the Company’s performance, talent management objectives, and stockholder interests. These reviews resulted in the following actions:

•

In March 2011, the Company committed to granting future annual equity incentive awards to Named Executive Officers that are no less than 50% performance-based in the aggregate, and we increased the vesting period for time-based equity awards to 3-year cliff vesting.

•	In September 2011, the Company updated our Compensation Comparison Group to ensure the continued appropriateness of our external benchmarking.

•

For fiscal 2011, Named Executive Officers were awarded merit increases that directly correlate to the results each Named Executive Officer achieved on objectives established and evaluated through the Company’s performance management program. These increases ranged from 0% to 3.1%, similar to the increases awarded throughout the Company for comparable levels of performance.

•

The Company added a second performance measure, net revenue, to the annual incentive plan for all participants, including Named Executive Officers, beginning in fiscal 2012. The plan will be based 75% on EBIT and 25% on net revenue, to drive continued focus on profitable top-line growth.

•

The Company increased the weighting of the relative total stockholder return modifier in the long-term cash incentive plan from ±20% to ±50%, beginning with the 2012-2014 performance period, to further strengthen participants’ alignment with stockholder interests.

•

Beginning in March 2012, new equity awards will include a double-trigger provision for vesting upon a Change of Control. In the event of a Change of Control, the vesting of outstanding equity awards will occur only if the award recipient is involuntarily terminated without cause following the Change of Control. Vesting will also occur if an award recipient terminates for good reason following the Change of Control, if an employment agreement between the award recipient and the Company provides for good reason termination.

•

The Company have added a claw back provision to the Company’s Incentive Compensation Plan and 2012 Stock Incentive Plan, as discussed under Proposals IV and V in this proxy statement. This provision gives the CN&G Committee discretionary authority to claw back awards granted under these plans if the Company restates its financial statements and, as a result, participants’ awards should have been lower. The discretionary authority will allow the CN&G Committee to adopt a stand-alone claw back policy, which can then be applied under these plans, once the regulations required under the Dodd-Frank Act are finalized by the Securities and Exchange Commission.

In addition, our overall compensation program is consistent with recognized best practices in corporate governance, such as:

•	Long-standing stock ownership guidelines for executives and non-management Directors;

•	Limited executive benefits and perquisites;

•	No gross-ups on taxable benefits, other than relocation-related gross-ups applicable to all employees;

•	Insider trading policy, applicable to all employees and non-management Directors, which prohibits:

—

Speculative transactions involving Company stock, such as short sales, opposite-way transactions within a six-month period, and the purchase or sale of puts, calls, options or other derivative securities based on Company stock;

—	Hedging or monetization transactions by employees and non-management Directors involving Company stock, such as zero cost collars and forward sale contracts;
—	The purchase of Company stock on margin or the use of Company stock as collateral for borrowing.

The compensation-related reviews and actions undertaken in fiscal 2011 are described in detail in this Compensation Discussion and Analysis. We invite you to read the entire report and the tables that follow to obtain a complete understanding of our executive compensation program.

Throughout the Compensation Discussion and Analysis, the following definitions will apply:

•	“CEO” refers to the Chief Executive Officer and President of Collective Brands, Inc.

•

“Named Executive Officer” refers to the CEO and other executive officers named in the Summary Compensation Table. These include Mr. Massey; Ms. LuAnn Via, President and Chief Executive Officer of Payless ShoeSource; Mr. Gregg Ribatt, President and Chief Executive Officer of Collective Brands Performance + Lifestyle Group; Mr. Darrel Pavelka, Executive Vice President, Global Supply Chain, Merchandise Distribution & Planning and IT; Mr. Douglas Boessen, Division Senior Vice President and Chief Financial Officer; and Mr. Rubel, formerly Chairman, Chief Executive Officer and President of Collective Brands, whose employment with the Company ended on June 15, 2011.

•	“EBIT” refers to earnings before interest and taxes, which is defined for purposes of this discussion as operating profit from continuing operations

•	“CBI” and “Company” refer to Collective Brands, Inc.

•	“Payless” refers to the Payless ShoeSource business unit of CBI

•	“PLG” refers to the Collective Brands Performance + Lifestyle Group business unit of CBI

•	“ICP” refers to the Collective Brands Incentive Compensation Plan

•	“Fiscal 2009,” “fiscal 2010,” “fiscal 2011” and “fiscal 2012” refer to the fiscal years ended(ing) January 30, 2010; January 29, 2011; January 28, 2012; and February 2, 2013, respectively

2.	Compensation Framework: Philosophy and Process

Compensation Philosophy.    The philosophy underlying the Company’s executive compensation program is to provide a compelling, market-based total compensation program tied to performance and aligned with stockholder interests. Key to our executive compensation philosophy are the following objectives:

•

Pay for performance.    To foster a strong connection between executive compensation and business performance that enhances stockholder value, Named Executive Officers continue to receive a majority of their compensation through performance-based incentives and equity-based awards.

•

Attract, motivate and retain highly qualified executives.    The Company is committed to providing a total compensation program designed to attract superior leaders to the Company and retain performers of the highest caliber. An annual talent and organization planning process helps link compensation to the sustained performance and potential of each executive.

•

Be competitive with the compensation programs of other comparable employers.    To achieve this goal, the CN&G Committee annually compares the Company’s pay practices and overall pay levels with other leading retail and wholesale organizations.

Target total direct compensation (base salary and annual and annual and long-term target incentive opportunities) for Named Executive Officers is benchmarked to the market median (50th percentile) in the aggregate, although some components of compensation may vary from the median based on an executive’s experience, performance, potential and retention risk. In addition, these variations reflect the reality that the Company competes with many larger companies for top-level executive talent. When Company and individual performance exceed targets, delivered compensation should rise above median, and when performance falls short of targets, delivered compensation should fall below median.

Compensation Risk Assessment.    The CN&G Committee is responsible for regularly reviewing the Company’s compensation programs to evaluate whether they pose any risks that are reasonably likely to have a material adverse effect on the Company and for reporting to the full Board as appropriate. Additionally, as part of its regular review of the Company’s compensation policies, the CN&G Committee regularly implements improvements based upon market and environmental conditions, best practices, and the advice of its independent consultant.

In March 2011, the CN&G Committee conducted an update to the 2010 risk assessment completed by its independent consultant and concluded that the Company’s compensation programs do not pose risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the CN&G Committee took into consideration the fact that our incentive plans and compensation arrangements contained similar risk mitigation features as in prior years. The design changes made for 2012 (see “Executive Summary” above) further strengthen the connections between executive pay, company performance and stockholder interests, including the mitigation of risk.

Compensation Mix.    As illustrated in the charts below, over the past three years, the CN&G Committee has adjusted the mix of fixed and variable pay, and increased the proportion of equity compensation tied to specific financial measures, to ensure a solid link between Named Executive Officers’ pay, Company performance, and stockholder value creation:

•	One-half to two-thirds of each Named Executive Officer’s target compensation is variable in nature and tied to specified financial metrics or stock price appreciation.

•	The “performance-based compensation” component of the charts below has increased primarily because the use of performance-vested restricted equity awards has grown in each of the last three years:

—	2010: 25% of the base annual equity grant value was linked to a financial performance measure.
—	2011: 37.5% of the base annual equity grant value was linked to a financial performance measure; also, for discretionary equity awards made to three Named Executive Officers later in the year, at least 50% of the grant value was linked to a financial performance measure.
—	2012: 50% of the base annual equity grant was tied to a financial performance measure, consistent with the CN&G Committee’s March 2011 commitment that future annual grants to Named Executive Officers will be at least 50% performance-vested in the aggregate.

Aggregate Named Executive Officer Compensation Mix

The table below illustrates the continued progression toward linking Named Executive Officers compensation to specified financial performance measures. Of particular note is the reduced use of time-vested equity awards since 2010; these awards represented approximately 25% of the target compensation mix for Named Executive Officers other than Mr. Boessen in 2010, 15-20% in 2011, and only 12-16% in 2012. The shift in the target compensation mix for Mr. Massey also reflects his move to the interim CEO role in June 2011.

Named Executive Officers Compensation Mix at Target (as a % of total direct compensation)

	Mr. Massey		Ms. Via		Mr. Ribatt		Mr. Pavelka		Mr. Boessen
	2011 Pre-CEO	2012 CEO	2011	2012	2011	2012	2011	2012	2011 & 2012
Compensation Linked to Financial Performance	50%	58%	49%	54%	50%	54%	50%	53%	46%
Performance-vested restricted stock	5%	11%	12%	17%	12%	16%	9%	12%	2%
Long-term performance-based cash incentive	20%	16%	15%	15%	16%	16%	17%	17%	23%
Annual cash incentive	25%	31%	22%	22%	22%	22%	24%	24%	21%

Compensation Linked to Stock Price Appreciation	9%	11%	21%	16%	19%	15%	15%	12%	7%
Time-vested stock appreciation rights	4%	0%	9%	0%	8%	0%	6%	0%	0%
Time-vested restricted stock	5%	11%	12%	16%	11%	15%	9%	12%	7%

Base Salary	41%	31%	30%	30%	31%	31%	35%	35%	47%

Role of Consultants in Compensation Decisions.    In fiscal 2011, to support compensation design and decision making for 2012, the CN&G Committee engaged Hay Group for a review of interim CEO and non-management Director compensation approaches, benchmarking of executive compensation, a review of the Company’s annual and long-term incentive strategy and 2012 plan design, and annual tally sheet development. All of these projects were subject to the CN&G Committee’s review and direction. Management also utilized Hay Group for benchmarking of compensation below the ECG level, binomial valuations of annual equity grants and broad-based Hay Group compensation surveys.

Role of Executives in Compensation Decisions.    As noted in its charter, the CN&G Committee is responsible for evaluating and approving the compensation policies and arrangements applicable to the ECG. The CEO provides the CN&G Committee with performance feedback and compensation recommendations for ECG members (other than himself) during and at the end of each fiscal year. Initial employment offers, promotions, discretionary awards and ongoing compensation arrangements for individuals in the ECG are recommended to the CN&G Committee by the CEO and Senior Vice President — Human Resources.

The CEO and Senior Vice President — Human Resources also provide their perspectives and recommendations to the CN&G Committee on a variety of human resource matters, such as annual and long-term incentive goals, plan design changes for Board-approved compensation plans, and officer succession. The Company’s Law Department and outside counsel to the Company also advise the CN&G Committee on the legal aspects relating to compensation and employment matters.

Benchmarking in Fiscal 2011.    The CN&G Committee in November 2011 retained Hay Group as its compensation consultant to assist with analyzing the appropriate level of compensation for Named Executive Officers other than the CEO. Specifically, Hay Group provided the CN&G Committee with benchmarking data and directional recommendations to enable the CN&G Committee to make informed decisions and stay abreast of changing market practices. Because Hay Group had advised the CN&G Committee regarding the interim CEO compensation arrangements for Mr. Massey in June 2011, no additional benchmarking was completed for the interim CEO role at the end of 2011.

To facilitate the benchmarking, Hay Group used the Compensation Comparison Group described below and the Hay Group 2011 Retail Industry Survey Group (see Appendix A for a list of companies in this group). In February 2012, Hay Group reported that base salaries, target cash compensation, and target direct compensation for the Named Executive Officers, in aggregate, are appropriately positioned around the median of the market, as noted in the table below. The CN&G Committee determined that any variations from the median were warranted in light of differences in business unit performance and structure as well as individual executive performance, potential and retention risk. The CN&G Committee made no changes to the Named Executive Officers’ compensation arrangements for 2012 other than annual merit increases.

	Base Salary	Target Total Cash Compensation	Target Total Direct Compensation
Mr. Massey(1)	Median	Median	Median
Ms. Via	Median	Median	Between Median and P75
Mr. Ribatt	Between Median and P75	Between Median and P75	P75
Mr. Pavelka	Median	Median	Median
Mr. Boessen	Between P25 and Median	Median	Median

(1)	Mr. Massey’s compensation was benchmarked against the Senior Vice President and General Counsel role he held prior to also being named interim CEO.

The Compensation Comparison Group Used for Benchmarking.    The Compensation Comparison Group is comprised primarily of retail companies, a portion of which are also engaged in wholesale and/or licensing activity, used to benchmark executive compensation. This group also is used to calculate a modifier based on total stockholder return (“TSR”) in the long-term portion of the ICP (as noted in “Long-Term Cash Incentive Awards” below) by comparing the Company’s stock performance to the stock performance of companies in the Compensation Comparison Group, and it is used for the peer performance graph in the Form 10-K. The group may be revised by the CN&G Committee from time to time as the market and retail environment change, using the following criteria:

•	U.S.-domiciled, publicly-traded companies in retail, wholesale and licensing that primarily do business in footwear, apparel and/or accessories and that have customer targets similar to the Company;

•	Annual sales from 1/2 to 2 1/2 times the Company’s annual sales;

•	Recognized for strong design focus, a strong earnings growth, thought leadership, and/or strong brands across multiple lines or products; and/or

•	Appropriately-sized companies from which the Company may recruit key talent.

If a company falls significantly outside the stated revenue parameter but meets other criteria, the compensation benchmarking data will be adjusted using a regression analysis to ensure appropriate comparisons.

In November 2011, the CN&G Committee formally reviewed the Compensation Comparison Group against the criteria listed above. Additionally, while the CN&G Committee does not view market capitalization as a preferred criterion due to its volatility and its alignment with expected profitability rather than scale, market capitalization was included in the 2011 review.

Based on its review, the CN&G Committee made the following changes to the Compensation Comparison Group to ensure it effectively represents the market and competitive landscape:

•	Removed three companies whose revenues fall significantly outside the desired revenue parameters (Kohl’s Corporation; The Gap, Inc.; and The Finish Line, Inc.).

•	Added three specialty apparel retail companies that fall within the revenue parameters (Ascena Retail Group, Inc.; Aeropostale, Inc., and ANN, Inc.).

•	Added The Jones Group, Inc., whose wholesale business includes a significant footwear and accessory component and whose revenues fall within the desired parameters.

•

Removed The Timberland Company (acquired by V.F. Corporation) and three companies that are not as closely aligned with the desired parameters other than revenue (Williams-Sonoma, Inc.; Polo Ralph Lauren Corporation; V.F. Corporation).

These changes have resulted in improved alignment with our net revenue parameters, as noted in the chart below, as well as increased focus on specialty retailing and footwear and accessory wholesaling companies that have customer targets similar to the Company’s.

Incorporating these changes, the 16 companies that now constitute the Compensation Comparison Group are listed below. This group was used for the November 2011 executive compensation benchmarking and will be used to determine the Company’s TSR modifier beginning with the fiscal 2012-14 performance period.

Abercrombie & Fitch Co.	DSW, Inc.
Aeropostale, Inc.	Foot Locker, Inc.
American Eagle Outfitters, Inc.	Genesco Inc.
ANN, Inc.	The Jones Group, Inc.
Ascena Retail Group, Inc.	Limited Brands, Inc.
Brown Shoe Company, Inc.	Ross Stores, Inc.
The Children’s Place Retail Stores, Inc.	Urban Outfitters, Inc.
Decker’s Outdoor Corporation	Wolverine Worldwide, Inc.

Tally Sheets.    As part of its review of Named Executive Officer compensation, and to aid in its oversight of executive compensation program design, the CN&G Committee continued its review of “tally sheets” detailing each element of compensation for the Company’s Named Executive Officers, including:

•	Salary

•	Annual and long-term incentives

•	Costs incurred by the Company to provide various health and insurance benefits and perquisites to its Named Executive Officers

•	Each Named Executive Officer’s equity awards and accumulated realized and unrealized equity gains

•	The amounts each Named Executive Officer will receive if he or she leaves the Company under various circumstances (such as retirement or termination in connection with a change of control)

The tally sheets for fiscal 2011 were prepared by Hay Group and presented to the CN&G Committee in February 2012. Based on the tally sheets, Hay Group advised the CN&G Committee that Named Executive Officer compensation was generally consistent with the Company’s compensation philosophy and aligned with the interests of the Company’s stockholders.

Changes to Compensation Components/Programs.    The CN&G Committee established the following interim CEO compensation arrangements for Mr. Massey in June 2011 to compensate him for this expanded role and its duties and responsibilities:

•	No increase in base salary until the next regularly scheduled merit increase in April 2012;

•	A $400,000 special payment on December 31, 2011, as compensation for the interim CEO role through that date;

•	A second $400,000 special payment on June 30, 2012, as compensation for the interim CEO role through that date;

•	An increased annual incentive target (from 60% to 100% of base salary) during the time Mr. Massey is serving as interim CEO;

•	No change in the long-term cash incentive target (50% of base salary);

•

A special one-time award of stock-settled stock appreciation rights (“SARs”) with a grant-date value of $250,000 on the August 26, 2011, quarterly grant date. One-half of the award was granted in time-vested SARs with 3-year cliff vesting. The other half was granted in performance-vested SARs tied to the Company’s fiscal 2011 EBIT performance; this half of the special grant was entirely forfeited based on actual 2011 EBIT results.

No other changes were made to Named Executive Officer compensation programs for fiscal 2012 beyond those discussed in “Executive Summary.”

3. Elements	of Compensation for the Past Fiscal Year

Elements of Compensation during Active Employment.    The elements of compensation for Named Executive Officers including the CEO during fiscal 2011 are summarized in the following table, with additional details in the subsequent narrative:

Compensation Element	Fixed or Variable	Purpose of the Element
A. Base Salary	Fixed	•Compensate the Named Executive Officer for core responsibilities, years of service with the Company, and related experience at other companies •Provide a regular and stable source of income
B. Non-equity incentive plan compensation, such as annual and long-term cash incentives	Variable

•Annual cash incentive: Reward achievement of specific annual business goals consistent with the Company’s strategic objectives

•Long-term cash incentive: Reward achievement of specific long-term (3-year) business objectives; encourage continued high level of performance and retention of talent

Compensation Element	Fixed or Variable	Purpose of the Element
C. Long-term equity incentive compensation	Variable	•Align Named Executive Officers’ interests with those of stockholders through awards whose value is linked to stock price appreciation •Encourage retention
D. Cash bonuses	Variable	•On a discretionary basis, reward exemplary performance in support of the Company’s business objectives and initiatives •Recognize “above and beyond” contributions
E. Retirement and other benefits and perquisites	Fixed

•Attract and retain executives by providing post-employment replacement income, tax-efficient savings opportunities, and modest additional perquisites appropriate for the Company’s senior-most executives

A. Base Salary

Salary levels are reviewed by the CN&G Committee annually and upon a promotion or other change in job responsibility. The base salaries of Named Executive Officers are determined in accordance with the factors and information described under “Compensation Philosophy” above. After reviewing that information, including individual performance results during fiscal 2011, the CN&G Committee provided salary increases of 3.1% for Mr. Massey, 1% for Ms. Via, 2% for Mr. Ribatt, 2.25% for Mr. Pavelka, and 0% for Mr. Boessen. In aggregate, base salaries for all Named Executive Officers increased by 1.7% from April 2011 to April 2012.

B. Non-Equity Incentive Plan Compensation — Cash Incentive Opportunities

The Company maintains the ICP that provides Named Executive Officers and selected other senior management members an opportunity to earn cash incentive payments if business results meet or exceed certain pre-established performance goals. The CN&G Committee, in its sole discretion, designates eligible employees as participants for each annual and/or long-term performance period. All Named Executive Officers were eligible for an annual incentive award for fiscal 2011; all Named Executive Officers other than Mr. Ribatt were eligible for a long-term incentive award for the fiscal 2009-2011 performance period. Mr. Ribatt became eligible for long-term incentive awards beginning with the fiscal 2010-2012 performance period.

Both the fiscal 2011 annual and fiscal 2009-2011 long-term components of the ICP provided for a threshold, target, and maximum payout, depending on actual results relative to pre-established performance goals; payouts are interpolated between the defined performance levels. For each component, the payout is capped at 300% of target and cannot exceed a maximum individual incentive award of $5,000,000. If the target performance goals are satisfied at 100%, the target incentive normally will be paid, subject to the CN&G Committee’s discretion. The threshold performance goals are the minimum performance results that must be attained by the Company for an incentive payment to be made. The target annual and long-term incentive awards are equal to a specified percentage of base salary as described in “Fiscal 2011 Annual Incentive Award Calculations” below.

(1)  Annual Cash Incentive Awards

Fiscal 2011 Annual Cash Incentive Award Performance Goals.    The annual component of the ICP for fiscal 2011 was based on EBIT for each Named Executive Officer’s assigned business unit: CBI EBIT for Messrs. Massey, Pavelka and Boessen; Payless EBIT for Ms. Via; and PLG EBIT for Mr. Ribatt. Incentive goals were established by the CN&G Committee for fiscal 2011 based upon a variety of considerations as illustrated in the following table.

Payout Opportunity	Fiscal 2011 Goal Setting Approach	CBI Fiscal 2011 EBIT Goal	Payless Fiscal 2011 EBIT Goal	PLG Fiscal 2011 EBIT Goal	Payout as % of Target
Threshold

•   A threshold “range” provides incentive and motivation even when results fall below target, at a payout in appropriate proportion to the EBIT performance

•   A payout at the upper end of the threshold range (50% of target) generally requires achievement of at least 65% of the EBIT target

•   Over the long run, threshold or higher payout is anticipated to be achieved at least 90% of the time

		$92.9 to $149.9 million	$61.3 to $92.6 million	$30.2 to $46.3 million	20-50%

Target	• The fiscal 2011 EBIT targets require improvement over the actual 2010 EBIT results within the annual cash component of the ICP as follows: +10% for CBI, +8% for Payless, and +20% for PLG • Over the long run, a target or higher payout is anticipated to be achieved at least 50% of the time	$208.7 million	$135.2 million	$76.2 million	100%

Maximum 3x Target

•   The maximum payout generally requires achievement of at least 125% of target EBIT, mitigated by internal and external considerations

•   Over the long run, a payout significantly above target (e.g., twice the target) is anticipated to be achieved about 10% of the time

•   The fiscal 2011 maximum payouts require improvement over the actual 2010 EBIT results within the annual cash component of the ICP as follows: +50% for CBI, +58% for Payless, and +234% for PLG

		$285.1 million	$198.2 million	$138.3 million	300% (not to exceed $5 million)

Fiscal 2011 Annual Cash Incentive Award Calculations.    Named Executive Officers received annual awards under the ICP as reflected below. These amounts are included in the Summary Compensation Table under Column (g), “Non-Equity Incentive Plan Compensation.”

	Business Unit Link	2011 EBIT		Fiscal 2011 Annual Cash Incentive
		Target (millions)	Adjusted(3) (millions)	Target Opportunity (% of salary)		Actual % of Target Awarded	Award $
Mr. Massey (1)	CBI	$208.7	$75.3	100	%(1)	0%	$0
Ms. Via	Payless	$135.2	$4.2	75%		0%	$0
Mr. Ribatt	PLG	$76.2	$65.2	65%		83%	$412,510

	Business Unit Link	2011 EBIT		Fiscal 2011 Annual Cash Incentive
		Target (millions)	Adjusted(3) (millions)	Target Opportunity (% of salary)	Actual % of Target Awarded	Award $
Mr. Pavelka	CBI	$208.7	$75.3	65%	0%	$0
Mr. Boessen	CBI	$208.7	$75.3	45%	0%	$0
Mr. Rubel(2)	CBI	$208.7	$75.3	120%	0%	$0

(1)	Mr. Massey’s target opportunity was increased from 60% to 100% of base salary beginning June 15, 2011, and will remain at that level while he serves as interim CEO.
(2)	Mr. Rubel was not eligible for an annual cash incentive for fiscal 2011 due to his resignation on June 15, 2011.
(3)	The ICP allows for the adjustment of performance measures at the discretion of the CN&G Committee to the extent necessary to exclude, among other things, the effects of extraordinary, unusual or non-recurring items, as long as the adjustment does not cause any incentive award to fail to qualify as performance-based compensation under Section 162(m) of the Code. The fiscal 2011 EBIT results in the table above reflect adjustments made by the CN&G Committee for the following expenses not contemplated when the annual goals were established:

•	Certain goodwill, intangibles and asset impairments ($73.5 million for CBI, $34.6 million for Payless, $27.3 million for PLG);

•	CEO severance ($10 million for CBI and Payless);

•	Certain store closing and severance expenses ($14.7 million for CBI, $13.8 million for Payless, $0.9 million for PLG);

•	Professional service expenses associated with the strategic review ($3.8 million for CBI, $3.4 million for Payless, $0.4 million for PLG).

(2)  Long-Term Cash Incentive Awards

The long-term component of the ICP currently utilizes long-term performance periods that operate concurrently (that is, a new performance period commences each year). Generally, each long-term performance period consists of three consecutive fiscal years.

A. Fiscal 2009-2011 Performance Period

2009-2011 Long-Term Cash Incentive Performance Goals.    The long-term component of the ICP for the fiscal 2009- 2011 performance period was based on CBI EBIT and ROIC for CBI Named Executive Officers and on Payless EBIT and ROIC for Ms. Via. Final payouts for all participating Named Executive Officers were subject to a specified adjustment of up to +20%, based on the Company’s 3-year TSR relative to the average TSR of the companies in the Compensation Comparison Group over the same period. The EBIT, ROIC and TSR goals were set at the beginning of the performance period and disclosed in the Compensation Discussion and Analysis for fiscal 2009.

2009-2011 Long-Term Cash Incentive Award Calculations.    Named Executive Officers received annual awards under the ICP as reflected below. These amounts are included in the Summary Compensation Table under Column (g), “Non-Equity Incentive Plan Compensation.” Mr. Ribatt became eligible for a long-term cash incentive beginning with the fiscal 2010-12 performance period.

For CBI, the actual 2009-2011 EBITDA and ROIC represented payouts of 69% and 109% of target, respectively. The average of these payouts, with the -20% TSR modifier, resulted in a final payout of 71% of target. For Payless, the actual 2009-2011 EBITDA and ROIC fell below the threshold level, resulting in a zero payout for Ms. Via.

		2009-2011 EBITDA		2009-2011 ROIC			Fiscal 2009-2011 Long-Term Cash Incentive
	Business Unit Link	Target (millions)	Adjusted(2) (millions)	Target %	Actual %	TSR Modifier	Target Opportunity (% of salary)	Actual % of Target Awarded	Award $
Mr. Massey	CBI	$906.3	$831.1	8.0%	8.1%	–20%	25%	71%	$67,894
Ms. Via	Payless	$746.0	$582.0	14.2%	9.0%	–20%	25%	0%	$0
Mr. Pavelka	CBI	$906.3	$831.1	8.0%	8.1%	–20%	25%	71%	$94,963
Mr. Boessen	CBI	$906.3	$831.1	8.0%	8.1%	–20%	20%	71%	$42,600
Mr. Rubel(1)	CBI	$906.3	$831.1	8.0%	8.1%	–20%	50%	0%	$0

(1)	Mr. Rubel was not eligible for a long-term cash incentive for fiscal 2009-2011 due to his resignation on June 15, 2011.
(2)	The fiscal 2009-2011 EBITDA results in the table above reflect the same fiscal 2011 adjustments for CBI and Payless as noted above in “Fiscal 2011 Annual Incentive Calculations.” They also reflect fiscal 2009 adjustments related to litigation ($1.4 million for both CBI and Payless) and strategic realignment ($1.7 million for CBI, $1.4 million for Payless).

B. Fiscal 2011-2013 Performance Period

2011-2013 Long-Term Cash Incentive Award Performance Goals. The performance goals established for the 2011-2013 performance period reflect the business plan in place at the beginning of the performance period. These goals require a specified level of 3-year cumulative EBITDA and 3-year average ROIC, based on the Named Executive Officer’s assigned business unit. The CN&G Committee selected these performance measures because they reflect long-term stockholder value creation. Earned payouts will be interpolated between the levels stated below, and a payment may be earned on one measure but not the other. For CBI and Payless, EBITDA and ROIC are equally weighted in the payout calculation; for PLG, the weighting is 75% on EBITDA and 25% on ROIC. For Named Executive Officers for CBI and Payless, payouts are further subject to a modifier of +20% based on the company’s TSR relative to the TSR of the 19 companies in the Compensation Comparison Group in place at the start of the performance period (identified in an earlier section of this report).

	2011-2013 Long-Term Cash Incentive Goals
	CBI		Payless		PLG
Payout %	3-Year Average ROIC	3-Year Cumulative EBITDA (millions)	3-Year Average ROIC	3-Year Cumulative EBITDA (millions)	3-Year Average ROIC	3-Year Cumulative EBITDA (millions)
50% (threshold)	8.6%	$936.0	10.9%	$669.7	9.5%	$283.7
100% (target)	11.4%	$1,113.8	14.5%	$783.7	13.5%	$386.0
200%	13.3%	$1,227.5	16.9%	$856.7	16.2%	$454.1
250%	14.2%	$1,284.4	18.0%	$893.2	18.9%	$522.3

	CBI TSR Relative to the Peer Group (percentile rank)
	10th	25th	50th	75th	90th
Modifier	–20%	–10%	0%	+10%	+20%

C. Equity Incentive Plan Compensation

The Company may provide long-term incentives through various equity awards including stock options, restricted stock, stock appreciation rights, phantom stock and/or performance units. These equity awards are designed to attract, retain and motivate management employees and tie their compensation directly to the performance of the Company’s common stock. The CN&G Committee determines the mix of awards granted to executives and the grants are typically made annually. Throughout this discussion, all grants of stock appreciation rights (“SSARs”) have an exercise price equal to the fair market value of the Company’s common stock on the grant date, a 7-year term and are settled in stock. Grants made prior to 2010 have a 200% maximum appreciation cap, meaning that the maximum payout is .6667 shares of common stock per SSAR; grants made in 2010 and later have a 125% maximum appreciation cap, meaning that the maximum payout is .5556 shares of common stock per SSAR. Vested SSARs will automatically exercise if the share price reaches the cap. The SSARs are capped to balance the amount of potential rewards from the grants and related potential dilution and expense.

(1)  Fiscal 2012 Equity Incentive Awards

The CN&G Committee authorized fiscal 2012 long-term equity grants for selected employees on March 20, 2012, under the 2006 Collective Brands, Inc. Stock Incentive Plan (“SIP”). For the Named Executive Officers, the 2012 annual award consists of two components, as described below.

•

Approximately 50% of the target value of the 2012 equity incentive award will be delivered in the form of performance share units subject to the achievement of CBI’s fiscal 2012 EBITDA goal. The units will be settled in 0 to 1.25 shares per unit granted. Any shares eligible for vesting based on performance will vest ratably over three years, beginning on the first anniversary of the grant date. The number of shares eligible for vesting will be interpolated if actual performance falls between the stated performance levels. The fiscal 2012 EBITDA target represents a significant increase from the prior year’s actual EBITDA and is consistent with the 2012 EBITDA goal used in the CBI long-term cash incentive plans.

% of 2012 EBITDA Target Achieved	Shares Eligible for Vesting
110% of Target (maximum)	1.25 shares per unit will vest
105% of Target	1.12 shares per will vest
100% of Target	1 share per unit will vest
95% of Target	.75 shares per unit will vest
90% of Target	.5 shares per unit will vest
85% of Target (threshold)	.25 shares per unit will vest
<85% of Target	Entire award will be forfeited

•	The remaining 50% of the 2012 annual grant value will be delivered in the form of restricted stock that will cliff-vest on the third anniversary of the grant date.

As noted in “Executive Summary,” the CN&G Committee in 2011 awarded discretionary performance-vested SSAR awards to two Named Executive Officers during the year:

•

Ms. Via received a grant of performance-vested SSARs on November 23, 2011, with a grant-date fair market value of $400,000. Earned shares will vest ratably in thirds, beginning April 1, 2013. The CN&G Committee made this award in recognition of her leadership of the Payless strategy re-focus that began in June 2011 and her key role in driving top-line sales improvement at Payless.

•

Mr. Pavelka also received a grant of SSARs on that date, with a grant-date fair market value of $250,000. One-half of his grant is in time-vested SSARs and will cliff-vest on the third anniversary of the grant date, to enhance the retentive component of his compensation package and to recognize his expanded leadership role to include Information Technology. The remaining one-half of the grant is in performance-vested SSARs, to recognize his contributions to the Payless strategy re-focus and top-line sales improvement initiatives at Payless; earned shares will vest ratably in thirds, beginning April 1, 2013.

•	The performance measure for the performance-vested SSARs will be fiscal 2012 Payless North America store-for-store sales (“SFS sales”), based on a 2012 SFS sales target of 7.7%.

¡	If SFS sales are below 50% of target, the entire award will be forfeited
¡	If SFS sales are at least 50% of target, half of the award will vest
¡	If SFS sales are at least 75% of target, three-fourths of the award will vest

¡	IF SFS sales are at target or above, the entire award will vest
¡	Earned SSARs will be interpolated between 50% and 100% of target

See “Changes to Compensation Components/Programs” for a description of the one-time special equity award granted to Mr. Massey upon assuming the interim CEO role in June 2011.

(2)  Equity Incentive Grant Dates

The CN&G Committee established grant dates for fiscal 2012 equity awards at its September 2011 meeting, based upon timing of the Company’s earnings releases and other relevant factors, as follows:

Annual 2012 Equity Incentive Grant Date	The date of the March CN&G Committee meeting, which occurred on March 20, 2012
Prorated 2012 Equity Incentive Grant Dates (for new hires and promotions during the period)	The second business day following each quarterly earnings release

D. Cash	Bonuses

The CN&G Committee may provide cash bonuses to the CEO and other Named Executive Officers as recognition for their individual contributions to the Company’s business objectives and initiatives. For fiscal 2012, the CN&G Committee awarded the following discretionary cash awards:

	Rationale	Amount Payable by April 15, 2012
Mr. Pavelka	Contributions to talent management initiatives, and expansion of role to include Information Technology	$20,000

Mr. Ribatt	Sales growth and talent management initiatives at PLG	$20,000

E. Retirement	Benefits

All Named Executive Officers other than Mr. Ribatt are eligible to participate in the CBI Supplementary Retirement Account Balance Plan (“SERP”). The SERP is designed to provide a median or higher level of retirement benefits for eligible executives when combined with other retirement benefits (e.g., the CBI 401(k) Profit Sharing Plan described below along with Social Security benefits), reward eligible executives for their long-term contributions to the Company, and retain such executives until retirement.

All Named Executive Officers are also permitted to participate in the Company’s tax-qualified defined contribution plans: the CBI 401(k) Profit Sharing Plan for CBI and Payless Named Executive Officers, and the PLG Employee Savings and Investment Plan for Mr. Ribatt. See “Pension Benefits for Fiscal 2011” for more details on the SERP and 401(k) plans.

In addition, all Named Executive Officers are eligible to participate in the CBI Deferred Compensation Plan as described under “Nonqualified Deferred Compensation for Fiscal 2011.”

The following retirement benefits may be available to Named Executive Officers but are contingent upon the executive remaining employed with the Company until age 55 and completing at least five years of service:

•

A prorated portion of any annual and long-term incentive awards earned for the active performance periods in the year the executive retires from the Company, if specified in the Named Executive Officer’s employment agreement; and

•

Unless a shorter period is specified in the applicable grant agreement, extended exercise period for outstanding stock options and SSARs that are vested as of the executive’s retirement date, allowing exercise until the earlier of: (i) the expiration date of the award or (ii) three years following the executive’s retirement.

Other Benefits and Perquisites.    The Named Executive Officers also participate in benefit plans on the same terms as other employees. Among these are welfare plans (health plans, life insurance, short-term disability), paid time off and ancillary benefits. In addition, the Company provides the Named Executive Officers with perquisites and other personal benefits that the CN&G Committee believes are reasonable and consistent with the Company’s compensation philosophy. The primary benefits provided to these executives include:

•	Company-paid life insurance equal to two times annual compensation as defined by the Company’s employer-paid life insurance plan, up to $1,000,000 of coverage;

•

For Named Executive Officers other than Mr. Ribatt, Company-paid long-term disability coverage providing a benefit of 60% of the first $110,000 of annual compensation; for Mr. Ribatt, Company-paid long-term disability coverage providing a benefit of up to $17,500 per month;

•	Automobile allowance of $10,000 per year for Ms. Via and Messrs. Ribatt and Pavelka and $7,000 per year for Mr. Massey.

All or a portion of the benefits listed above may constitute taxable income to the Named Executive Officers. The amount of compensation attributable to the benefits described above and included in the Summary Compensation table under Column (i), “All Other Compensation” is determined based upon the Company’s incremental cost (as required by the Securities and Exchange Commission).

4. Employment	and Termination Agreements

Each Named Executive Officer has an employment agreement that may require the Company to pay the officer upon termination of employment. In addition, Named Executive Officers other than Ms. Via have change of control agreements to mitigate the significant level of uncertainty regarding job security and potential incentive compensation value that would likely arise in the event of a change in control. Collectively, these agreements help the Company attract and retain Named Executive Officers.

Pursuant to the employment agreements, each Named Executive Officer is entitled to receive salary, has the ability to earn annual and long-term incentive awards under the ICP, and may receive equity grants and other benefits generally available to the senior management of the assigned business unit.

For current Named Executive Officers, the termination events requiring payments, and the amounts payable upon those events, are discussed and quantified under “Potential Payments upon Termination or Change of Control.”

On June 15, 2011, we announced Mr. Rubel’s departure from the company and the appointment of Mr. Massey to the role of President and CEO on an interim basis. As specified in the employment agreement between the Company and Mr. Rubel, he became eligible for the following severance benefits when his employment ended on that date:

•	An amount equal to two times the sum of Mr. Rubel’s base salary and target annual incentive, or $5,280,000, paid in a lump sum on July 1, 2011;

•	Additional severance of $1,521,900, consistent with the employment agreement, paid in a lump sum on July 1, 2011;

•	Accelerated vesting of 351,899 unvested SSARs and 73,230 unvested restricted shares of Company stock that would otherwise have vested in the 24-month period following termination;

•	Extended exercise period for vested SSARs, until the earlier of the original expiration date or June 15, 2014;

•	24 months of continued medical and dental coverage for Mr. Rubel and his eligible dependents.

Upon his termination, Mr. Rubel forfeited 21,557 SSARs, 23,929 performance share units and 71,786 restricted shares of Company stock. The restrictive covenants in his employment agreement (non-competition and non-solicitation) remain in effect through June 15, 2013.

5. Equity	Ownership/Retention Guidelines

The Company believes it is important for its Named Executive Officers and other selected senior executives to establish and maintain a meaningful equity ownership interest in the Company. To this end, ownership levels and equity transactions for these individuals are reviewed annually by the Board of Directors to evaluate progress toward the Company’s equity ownership guidelines for Named Executive Officers (as specified below).

Position	Value of CBI Shares Owned as a Multiple of Base Salary
President and CEO, CBI(1)	5.0 Times
President and CEO, Payless and PLG	2.0 Times
CBI Executive Vice President	2.0 Times
Business Unit Executive Vice President	1.5 Times
Senior Vice President	1.5 Times
Division Senior Vice President	1.0 Times

(1)	Mr. Massey remains subject to an ownership guideline equivalent to 1.5 times base salary during his tenure as interim CEO.

Executives with ownership guidelines are expected to attain the guideline multiple within seven years of appointment to one of the positions listed above. The equity ownership requirements are satisfied with:

•	Direct ownership of shares of Company common stock;

•	Shares of Company stock owned in the Company’s employee stock purchase plan;

•	Shares of Company stock equivalents under any of the Company’s 401(k) plans;

•	Company stock units credited under the Company’s Deferred Compensation Plan; and

•

Unvested restricted shares and restricted stock units payable only in shares of the Company’s common stock granted under the Company’s stock plans (reduced by 40% to represent the executive’s tax liability).

Unvested awards subject to performance conditions and outstanding stock options and SSARs are not counted toward the ownership requirements. “Base Salary” means the executive’s base salary at the time of appointment to one of the positions listed above.

Until his or her respective ownership multiple is satisfied, the senior management member is expected to retain all shares of Company stock owned or otherwise acquired, except those shares used to pay required tax obligations upon the vesting of restricted stock or used to pay the exercise price or tax obligation upon exercise of stock options and SSARs. Once the senior management member attains the appropriate ownership multiple, he or she is considered to remain in compliance with the guidelines as long as the number of shares held is not reduced below the number at which the ownership threshold was met. Shares of Company stock owned in excess of those required to comply with the ownership guidelines may be traded only during periods permitted by the Company’s insider trading program. If the ownership guidelines are not satisfied within the specified time period, the executive may not sell shares of Company stock without the written approval of the CEO. Messrs. Massey, Ribatt, and Pavelka have met their ownership guidelines. The compliance deadlines are July 22, 2015, for Ms. Via and November 30, 2015, for Mr. Boessen.

6. Tax	and Accounting Impact of Executive Compensation

Deductibility of Compensation.    Under Section 162(m) of the Code, public corporations are generally not permitted a federal income tax deduction for compensation in excess of $1,000,000 paid in any fiscal year to the corporation’s chief Named Executive Officer and three other most highly compensated Named Executive Officers, other than the chief financial officer (determined as of the end of that fiscal year). “Qualifying performance-based compensation,” however, is exempt from Section 162(m), making it deductible for federal income tax purposes if certain requirements are met. It is generally the CN&G Committee’s intention to structure performance-based equity awards and annual and long-term incentives to Named Executive Officers who may be subject to Section 162(m) as performance-based compensation that satisfies the requirements of Section 162(m). The CN&G Committee, however, may award non-deductible compensation (such as time-vested restricted stock) under circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, and other uncertainties including but not limited to the Company’s stock price, no assurance can be given, notwithstanding the Company’s stated intentions, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

For fiscal 2011, we believe that no current Named Executive Officer had compensation in excess of $1,000,000 that would not qualify as performance-based compensation under Section 162(m) of the Code.

In developing the Company’s severance program, the CN&G Committee also took into account that some severance payments made after a change of control might not be fully deductible by the Company due to the limitations imposed under Section 280G of the Code.

Accounting for Equity-Based Compensation.    Grants under the Company’s equity incentive plans are accounted for as required by FASB ASC Topic 718. The CN&G Committee takes into account the financial statement impact of awards when deciding whether to make them and how to structure them.

The following table summarizes the total compensation paid or earned by each of our Named Executive Officers, for the fiscal year ended January 28, 2012, as required by rules and regulations promulgated by the Securities and Exchange Commission. The Company has entered into employment agreements with all of the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(s) ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Michael J. Massey CEO, President, General Counsel, and Secretary	2011	426,952	400,000	52,413	159,291	67,894	64,062	13,529	1,184,141
Douglas G. Boessen Division SVP, Chief Financial Officer and Treasurer	2011 2010 2009	332,885 316,538 300,000	— — —	33,252 52,456 19,733	— 20,783 63,769	42,600 232,031 193,200	38,231 87,347 80,550	3,239 5,763 4,652	450,207 714,918 661,904
Gregg S. Ribatt President and CEO Performance + Lifestyle Group	2011	700,058	20,000	842,111	159,137	412,510	—	11,663	2,145,479
LuAnn Via President and CEO Payless ShoeSource	2011 2010 2009	708,279 694,231 675,000	— — 25,000	281,188 343,102 189,745	579,307 339,941 476,532	— 583,179 765,244	69,232 221,922 118,473	15,519 16,057 44,853	1,653,525 2,198,432 2,294,847
Darrel J. Pavelka EVP Global Supply Chain	2011 2010 2009	573,827 555,769 535,000	20,000 — 51,400	143,661 248,593 83,100	340,979 98,526 229,042	94,963 603,671 559,878	91,853 244,914 188,930	13,627 14,693 14,881	1,278,910 1,766,166 1,662,231
Matthew E. Rubel Former Chairman, CEO and President(7)	2011 2010 2009	456,250 1,163,115 1,123,500	— — —	1,468,024 1,954,613 969,500	482,453 2,105,173 2,380,316	— 2,383,853 1,808,835	— — —	6,913,871 181,011 173,904	9,320,598 7,787,765 6,456,055

(1)	“Salary” reflects amounts paid to or deferred by the Named Executive Officers during each fiscal year. Annual salary changes for each of the Named Executive Officers normally occur approximately mid April of each year.

(2)	For 2011, “Bonus” reflects an Interim CEO cash award for Mr. Massey ($400,000) and discretionary cash awards for Mr. Ribatt ($20,000) and Mr. Pavelka ($20,000). For 2009, “Bonus” reflects discretionary cash awards for Mr. Pavelka ($30,000) and Ms. Via ($25,000). For Mr. Pavelka it also includes a CE/CE performance rating bonus of $21,400. Bonus also includes amounts deferred (if any) by the respective officer under the Company’s Deferred Compensation Plan.

(3)	Amounts represent the 2011, 2010, and 2009 grant-date fair value, respectively, calculated in accordance with FASB ASC Topic 718. See Note 10 (Share-Based Compensation) to the notes to consolidated financial statements set forth in Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 for the assumptions made in determining ASC 718 grant date fair values.

(4)	“Non-Equity Incentive Plan Compensation” reflects the annual and long-term cash incentives paid under the Company’s Incentive Compensation Plan including any amounts deferred by the particular Named Executive Officer under the Company’s Deferred Compensation Plan. For all Named Executive Officers excluding Mr. Ribatt, the 2011 long-term performance period is fiscal 2009-2011; the 2010 long-term performance period is fiscal 2008-2010; the 2009 long-term performance period is fiscal 2007-2009. Mr. Ribatt did not have a long-term performance plan for 2011.

(5)	“Earnings” on amounts deferred under the Company’s Deferred Compensation Plan by executives are not included in this column. Amounts deferred by executives earn returns based solely on the actual return of the measurement fund selected by the executive. See the Non-Qualified Deferred Compensation Table for fiscal 2011, fiscal 2010, and fiscal 2009, as well as the Pension Benefits Table for fiscal 2011, fiscal 2010, and fiscal 2009.

(6)	For fiscal 2011 this column includes the following for each of the Named Executive Officers: For Mr. Massey, this column includes premiums paid for life insurance and long-term disability insurance ($1,829); car allowance ($7,000); income for use of company-provided aircraft for personal air travel ($3,143); and the Company’s contribution to his 401(k) account ($1,557).

For Mr. Boessen, this column includes premiums paid for life insurance and long-term disability insurance ($1,682) and the Company’s contribution to his 401(k) account ($1,557).

For Mr. Ribatt, this column includes premiums paid for life insurance and long-term disability insurance ($1,663) and car allowance ($10,000).

For Ms. Via, this column includes premiums paid for life insurance and long-term disability insurance ($2,764); car allowance ($10,000); income for use of company-provided aircraft for personal air travel ($1,198); and the Company’s contribution to her 401(k) account ($1,557).

For Mr. Pavelka, this column includes premiums paid for life insurance and long-term disability insurance ($2,764); car allowance ($9,307); and the Company’s contribution to his 401(k) account ($1,557).

For Mr. Rubel, this column includes contractually required premiums paid for life insurance and long-term disability insurance ($2,538); premiums for the executive medical reimbursement plan ($2,083); car allowance ($8,000); company-paid driver ($4,891); income for use of company-provided aircraft for personal air travel ($54,335); tax preparation fee reimbursement ($2,900) for the 2010 tax year; outplacement services ($15,000); COBRA reimbursements ($12,740); tax gross-up for COBRA reimbursements ($9,484); special termination payment ($5,280,000); and severance ($1,521,900).

The amounts shown for perquisites represent the incremental cost of such perquisites to the Company. With respect to personal use of Company provided aircraft, the amounts represent the incremental cost to the Company of providing such aircraft. For 2009, 2010 and 2011, all Company provided aircraft consisted of chartered flights and therefore the incremental cost to the Company for personal use of company provided aircraft is computed based on the actual costs of the charter or the incremental cost of any personal travel when combined with a business trip. If a passenger is flying for personal use in an otherwise available seat on a flight that is for Company business, calculating the incremental cost is not practical, and the Company has therefore used the greater of the Standard Industry Fare Level (“SIFL”) rate or first class airfare between the two closest commercial airports as an estimate.

(7)	Mr. Rubel served as CBI Chairman, CEO and President until his resignation on June 15, 2011.

FISCAL 2011 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Award Type	Estimated Future Payouts Under Non- Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(1) (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise of Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value ($)
			Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)		(k)	(l)
Michael J. Massey	3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011 8/26/2011 8/26/2011	RSU RSA SAR SAR SAR	73,213 107,875 — — — — —	(3) (4)	366,064 215,750 — — — — —	1,098,192 647,250 — — — — —	— — 0 — — — —	— — 2,562 — — — —	(5)	— — 3,843 — — — —	— — — 2,563 — — —	(6)	— — — — 4,617 26,965 26,966	(7) (8) (9)	— — — — 20.45 12.70 12.70	— — 52,393 52,413 34,443 124,848 124,853
Douglas G. Boessen	3/24/2011 3/24/2011 3/24/2011 3/24/2011	RSU RSA	30,150 83,750 — —	(3) (4)	150,750 167,500 — —	452,250 502,500 — —	— — 0 —	— — 541 —	(5)	— — 676 —	— — — 1,626	(6)	— — — —		— — — —	— — 11,063 33,252
Gregg S. Ribatt	3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011	RSU RSU RSA SAR	99,400 177,500 — — — —	(3) (4)	497,000 355,000 — — — —	1,491,000 1,065,000 — — — —	— — 0 14,669 — —	— — 11,839 29,339 — —	(5) (10)	— — 17,759 44,008 — —	— — — — 11,840 —	(6)	— — — — — 21,332	(7)	— — — — — 20.45	— — 242,108 599,983 242,128 159,137
LuAnn Via	3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011 11/23/2011	RSU RSA SAR SAR	106,575 177,625 — — — —	(3) (4)	532.875 355,250 — — — —	1,598,625 1,065,750 — — — —	— — 0 — — —	— — 13,750 — — —	(5)	— — 20,625 — — —	— — — 13,750 — —	(6)	— — — — 24,775 86,417	(7) (11)	— — — — 20.45 12.51	— — 281,188 281,188 184,822 394,485
Darrel J. Pavelka	3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011 11/23/2011 11/23/2011	RSU RSA SAR SAR SAR	80,780 144,250 — — — — —	(3) (4)	403,900 288,500 — — — — —	1,211,700 865,500 — — — — —	— — 0 — — — —	— — 7,025 — — — —	(5)	— — 10,538 — — — —	— — — 7,025 — — —	(6)	— — — — 12,658 27,005 27,005	(7) (8) (11)	— — — — 20.45 12.51 12.51	— — 143,661 143,661 94,429 123,275 123,275
Matthew E. Rubel	3/24/2011 3/24/2011 3/24/2011 3/24/2011 3/24/2011 2/24/2011	RSU RSA SAR SAR	288,000 600,000 — — — —	(3) (4)	1,440,000 1,200,000 — —	4,320,000 3,600,000 — — — —	— — 0 — — —	— — 71,785 — — —	(5)	— — 107,678 — — —	— — — 71,786 — —	(6)	— — — — 64,672 64,672	(7) (12)	— — — — 20.45 20.45	— — 1,468,003 1,468,024 482,453 530,736

(1)	Stock awards are eligible for dividends; however, the Company has not historically paid dividends.

(2)	Grant price is the fair market value (“FMV”) on the date of grant. The FMV is the closing stock price on the date of grant.

(3)	Annual portion of the incentive under the Company’s Incentive Compensation Plan (“ICP”) as described in the Compensation Discussion & Analysis (“CD&A”).

(4)	Long-term portion of the incentive under the ICP as described in the CD&A.

(5)	Performance-vested restricted stock units vest one-third per year for three years beginning on the first anniversary of the grant date if the performance criterion is satisfied. The amount eligible for vesting is based upon achievement of EBITDA to plan. For 2011, the EBITDA goal was not met and the entire award will be forfeited.

(6)	Restricted stock awards will vest in equal increments on the second and third anniversary of the grant date; March 25, 2012 and March 25, 2013, respectively.

(7)	Stock Settled Appreciation Rights (“SSARs”) vest one-third per year for three years beginning on the first anniversary of the grant date.

(8)	Stock Settled Appreciation Rights (“SSARs”) cliff vest on the third anniversary of the grant date.

(9)	Performance-vested Stock Settled Appreciation Rights (“SSARs”) vest one-third per year for three years beginning on the first anniversary of the grant date if the performance criterion is satisfied. The amount eligible for vesting is based upon the achievement of EBIT to plan. For 2011, the performance criterion was not satisfied, and the entire award will be forfeited.

(10)	Performance-vested restricted stock units cliff vest on the third anniversary of the grant date if the performance criterion is satisfied. The amount eligible for vesting is based on achievement of EBITDA to plan for fiscal 2011-2013.

(11)	Performance-vested Stock Settled Appreciation Rights (“SSARs”) vest one-third per year for three years beginning on April 1, 2013, if the performance criterion is satisfied. The amount eligible for vesting is based upon achievement of fiscal 2012 plan for Payless North America store-for-store sales.

(12)	Performance-vested Stock Settled Appreciation Rights (“SSARs”) vest one-third per year for three years beginning on the first anniversary of the grant date if the performance criterion is satisfied. The amount eligible for vesting is based upon the achievement of total stockholder return goals. This award was forfeited upon Mr. Rubel’s termination.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2011

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
Michael J. Massey	34,000 10,000 5,600 13,000 5,850 10,000 10,400 9,900 12,800 12,500 — 10,666 1,606 — — —	(3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (5) (6)	— — — — — — — — — 10,000 5,334 3,214 4,617 26,965 26,966	(4) (7) (8) (9)	16.8650 22.4800 22.4800 22.4800 22.4800 33.1150 33.1150 16.1900 23.1600 12.4500 11.0800 11.0800 22.1800 20.4500 12.7000 12.7000	5/31/2012 4/7/2013 4/7/2013 4/7/2013 4/7/2013 3/29/2014 3/29/2014 5/28/2014 9/4/2014 3/27/2015 3/26/2016 3/26/2016 3/25/2017 3/24/2018 8/26/2018 8/26/2018	— — — — — — — — — — — — — — — — 2,562 1,117 2,229 1,486 2,563	(10) (5) (11) (6) (12)	— — — — — — — — — — — — — — — — 42,785 18,654 37,224 24,816 42,802
Douglas G. Boessen	7,000 5,000 2,100 1,925 5,500 4,000 3,925 5,080 5,000 2,000 3,400 — 5,666 852	(3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (5) (6)	— — — — — — — — — — — 5,000 2,834 1,704	(4)	16.8650 22.4800 22.4800 22.4800 22.4800 33.1150 33.1150 23.1600 12.4500 18.6300 11.2000 11.0800 11.0800 22.1800	5/31/2012 4/7/2013 4/7/2013 4/7/2013 4/7/2013 3/29/2014 3/29/2014 9/4/2014 3/27/2015 9/8/2015 12/8/2015 3/26/2016 3/26/2016 3/25/2017	— — — — — — — — — — — — — — 541 594 1,183 788 1,626	(10) (5) (11) (6) (12)	— — — — — — — — — — — — — — 9,035 9,920 19,756 13,160 27,154
Gregg S. Ribatt	124,306 — 51,666 9,393 —	(3) (5) (6)	— 10,000 25,834 18,788 21,332	(4) (7)	12.4500 11.0800 11.0800 22.1800 20.4500	3/27/2015 3/26/2016 3/26/2016 3/25/2017 3/24/2018	— — — — — 11,839 29,339 5,417 7,448 4,966 11,840	(10) (13) (5) (11) (6) (12)	— — — — — 197,711 489,961 90,464 124,382 82,932 197,728

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
LuAnn Via	33,548 37,741 — 44,750 13,935 — —	(3) (3) (5) (6)	— — 33,500 22,375 27,872 24,775 86,417	(4) (7) (14)	18.6300 18.6300 11.0800 11.0800 22.1800 20.4500 12.5100	9/8/2015 9/8/2015 3/26/2016 3/26/2016 3/25/2017 3/24/2018 11/23/2018	— — — — — — — 13,750 4,709 1,000 7,735 5,156 13,750	(10) (5) (5) (11) (6) (12)	— — — — — — — 229,625 78,640 16,700 129,175 86,105 229,625
Darrel J. Pavelka	34,000 20,000 5,600 5,850 13,000 12,500 10,400 28,500 27,100 15,000 — 23,750 4,039 — — —	(3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (5) (6)	— — — — — — — — — — 12,500 11,875 8,078 12,658 27,005 27,005	(4) (7) (14) (15)	16.8650 22.4800 22.4800 22.4800 22.4800 33.1150 33.1150 23.1600 23.1600 12.4500 11.0800 11.0800 22.1800 20.4500 12.5100 12.5100	5/31/2012 4/7/2013 4/7/2013 4/7/2013 4/7/2013 3/29/2014 3/29/2014 9/4/2014 9/4/2014 3/27/2015 3/26/2016 3/26/2016 3/25/2017 3/24/2018 11/23/2018 11/23/2018	— — — — — — — — — — — — — — — — 7,025 2,500 5,604 3,736 7,025	(10) (5) (11) (6) (12)	— — — — — — — — — — — — — — — — 117,318 41,750 93,587 62,391 117,318
Matthew E. Rubel	417,700 136,049 151,746 100,000 100,000 238,176 43,114	(3) (3) (3) (3) (3) (3) (3)	— — — — — — —		20.6500 33.1150 23.1600 12.4500 11.0800 22.1800 20.4500	7/18/2012 3/29/2014 6/15/2014 6/15/2014 6/15/2014 6/15/2014 6/15/2014	— — — — — — — 47,856	(10)	— — — — — — — 799,195

(1)	The Option Awards columns in this table include stock-settled appreciation rights (SSARs).
(2)	The closing stock price at the end of the fiscal year (1/28/2012) was $16.70.
(3)	Award fully vested.
(4)	Award fully vests on 3/26/2012.
(5)	Remainder of award vests 3/26/2012.
(6)	Remainder of award vests on 3/25/2012 and 3/25/2013.
(7)	Award vests in equal increments on 3/24/2012, 3/24/2013, and 3/24/2014.
(8)	Award fully vests on 8/26/2014.
(9)	If performance criterion is satisfied, the award will vest in equal increments on 8/26/2012, 8/26/2013, and 8/26/2014.
(10)	Performance criterion was not satisfied; entire award will be forfeited.
(11)	Award vests in equal increments on 3/25/2012 and 3/25/2013.
(12)	Award fully vests on 3/24/2014.
(13)	If performance criterion is satisfied, the award will fully vest on 3/24/2014.
(14)	If performance criterion is satisfied, the award will vest in equal increments on 4/1/2013, 4/1/2014, and 4/1/2015.
(15)	Award fully vests on 11/23/2014.

FISCAL 2011 OPTION EXERCISES AND STOCK VESTED

The table below summarizes the Named Executive Officers’ stock option exercises and stock vesting activity for the fiscal year ending January 28, 2012.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Michael J. Massey(1)	—	—	2,585	54,156
Douglas G. Boessen(2)	—	—	1,441	29,395
Gregg S. Ribatt(3)	—	—	16,601	347,791
LuAnn Via(4)	—	—	9,544	189,744
Darrel J. Pavelka(2)	—	—	6,702	133,737
Matthew E. Rubel(5)	494,999	1,480,040	184,916	3,160,886

(1)	Reflects restricted stock vesting from the 3/27/2008, 3/26/2009, and 3/25/2010 grants.

(2)	Reflects restricted stock vesting from the 3/27/2008, 12/8/2008, 3/26/2009, and 3/25/2010 grants.

(3)	Reflects restricted stock vesting from the 3/27/2008, 3/26/2009, and 3/25/2010 grants.

(4)	Reflects restricted stock vesting from the 9/8/2008, 3/26/2009, and 3/25/2010 grants.

(5)	Reflects Stock Settled Appreciation Right (“SSAR”) exercises from the 3/27/2008 and 3/26/2009 grants and restricted stock vesting from the 3/27/2008, 3/26/2009, and 3/25/2010 grants.

PENSION BENEFITS FOR FISCAL 2011

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the Supplementary Retirement Account Balance Plan (“SERP”) as determined using interest rate assumptions consistent with those used in the Company’s financial statements. Current Named Executive Officers other than Mr. Ribatt are eligible for benefits under the Plan. Mr. Ribatt is not eligible because PLG is not a participating employer in the Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (c)	Account Balance(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Michael J. Massey	Supplementary Retirement Account Balance Plan	21.4	$989,559	—
Douglas G. Boessen	Supplementary Retirement Account Balance Plan	14.2	$501,765	—
LuAnn Via	Supplementary Retirement Account Balance Plan	3.5	$409,627	—
Darrel J. Pavelka	Supplementary Retirement Account Balance Plan	32.0	$2,510,864	—
Matthew E. Rubel	Supplementary Retirement Account Balance Plan	n/a	n/a	n/a

(1)	Years of service is calculated based on the number of years of service to the Company including any service with our former parent company, The May Department Stores Company, prior to our spin-off in 1996.

(2)	Included in the amount is a transition credit that vests after the attainment of age 55 and at least 5 years of company service. Currently included is $747,677 for Mr. Massey, $333,882 for Mr. Boessen and $2,155,143 for Mr. Pavelka. Mr. Pavelka is vested in the credit.

Supplementary Retirement Account Balance Plan.    The Company does not maintain a broad-based defined benefit retirement plan. The Company does, however, maintain the SERP that covers a select group of management and highly compensated employees of CBI and Payless. The SERP is a non-qualified, unfunded, “top-hat” plan.

An employee in the select “top-hat” group may be a participant in the SERP on January 1 if his or her base salary on December 31 is at least 150% of the federal “highly compensated employee” threshold in effect on that date under Section 414(q)(1)(B) of the Code. The base salary requirement for participation in the plan on January 1, 2012, was $165,000. Once the executive qualifies for participation in the SERP, he or she remains a participant contingent upon employment in a position that is part of the select top-hat group.

Named Executive Officers who are SERP participants are eligible for various types of credits after the completion of each plan year. The credits made in fiscal 2012 will be based on fiscal 2011 eligible compensation, which is base salary plus annual incentive paid in the 2011 plan year.

•	Basic credit: 5% of the participant’s eligible compensation

•	Performance credit: 10% of the participant’s eligible compensation, contingent upon achievement of a pre-established performance goal
–	The performance metric is established annually by the CN&G Committee.
–

For 2011, the performance metric was CBI EBIT. Because the Company’s actual EBIT performance fell short of the $208.7 million target, no Named Executive Officers who are SERP participants will receive a performance credit in April 2012.

–

For 2012, the performance metric will be CBI EBIT. The credit will be awarded in April 2013 if the Company achieves its EBIT target, which is the same as the EBIT target under the annual cash incentive component of the ICP.

•

Transition credit:    SERP members prior to the plan amendment on January 1, 2008, received a transition credit in consideration of benefits accrued under the prior defined benefit plan design. Messrs. Massey, Pavelka and Boessen received this credit.

•	In addition to the credits described above, the CN&G Committee may authorize discretionary credits in the event of extraordinary circumstances.

SERP participants become 50% vested in the basic, performance and discretionary credits after five years of Company service. Vesting increases 10% per year thereafter, with full vesting after the completion of 10 years of Company service. For those SERP participants who received a transition credit, that credit will vest if the participant reaches age 55 and has completed 5 years of service prior to retirement. Mr. Pavelka is vested in the transition credit.

Unvested basic, performance and discretionary account balances and transition account balances will be credited with interest at a rate established annually. The rate of 3.55% for the 2012 plan (calendar) year was set in December 2011 and was based on the trailing 12-month average U.S. Treasury 10-year note rate with a 120% modifier to approximate a long-term risk-free rate of return. Upon vesting, the basic, performance and discretionary account balances will be credited with earnings or debited for losses based on the performance of investment funds designated under the plan, which are the same funds identified under “Nonqualified Deferred Compensation Plan” except that a CBI Common Stock Fund is not available for the SERP.

In the event of a “Change of Control” of the Company, the SERP provides that the participant’s account balance will become 100% vested. See the discussion under the “Potential Payments upon Termination or Change of Control.”

401(k) Plans.    Participants (including Named Executive Officers) may make voluntary contributions to the 401(k) Plan applicable to his or her assigned business unit on a before-tax and/or after-tax basis. Participants are permitted to direct that any Company contribution and/or participant contribution made to their account under the respective 401(k) Plan be invested in one of several investment funds, including a CBI Common Stock fund.

Named Executive Officers other than Mr. Ribatt are eligible to participate in the Collective Brands 401(k) Profit Sharing Plan (“PSP”). Subject to the Company’s discretion, the Company expects to contribute an aggregate of 2.5% of its “net profits” (as defined in the PSP) to the 401(k) PSP for U.S. and Puerto Rico Associates. Mr. Ribatt is eligible to participate in the Collective Brands Performance + Lifestyle Group Employee Savings and Investment Plan, a safe-harbor 401(k) plan.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

Pursuant to the Company’s Deferred Compensation Plan, eligible executives including all Named Executive Officers may defer portions of their income including salary and bonus deferrals. An executive may defer up to 75% of base salary and up to 100% of annual and/or long-term cash incentives for the fiscal year. The table below shows the contributions, earnings, and withdrawals by each of the Named Executive Officers for Fiscal 2011.

Name (a)	Executive Contributions in Last FY ($) (b)	Aggregate Earnings (Loss) in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance at Last FYE ($) (e)
Michael J. Massey	0	0	0	0
Douglas G. Boessen	0	$25	0	$43,159
Gregg S. Ribatt	0	0	0	0
LuAnn Via	0	0	0	0
Darrel J. Pavelka	0	$(30,397)	0	$817,355
Matthew E. Rubel	0	0	0	0

The Deferred Compensation Plan offers a diverse group of investment funds that the executive may select to measure the performance of the amount deferred. The measurement funds as of the end of fiscal 2011 were: Wells Fargo Advantage Heritage Money Market Institutional Fund, American Funds Growth Fund, DWS Eq 500 Index VIP — Class A, Delaware VIP Value Series, Neuberger Berman Advisers Management Trust Mid Cap Growth (Class I), Fidelity VIP Mid Cap Portfolio, AllianceBernstein Small/Mid Cap Portfolio, Baron Capital Asset Fund: Insurance Shares, Delaware VIP Small Cap Value Series, Lincoln VIP International Fund, Janus Aspen Flexible Bond Service Fund, Delaware VIP High Yield Series, Templeton Global Income Securities Class I, and the Collective Brands Common Stock Fund. Investment gains/losses are attributed to each executive’s account based on the actual performance of the investments selected. Participants may elect to receive distributions in the form of a lump-sum payment or up to 15 annual installments upon separation from service; all distributions are made in accordance with Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements.    The material provisions of the employment agreements relating to termination are described below.

•

Each of the agreements stipulates a period of non-competition and non-solicitation of 18 to 24 months following termination of employment. For Ms. Via, who does not have a Change of Control Agreement, this provision will be waived in the event she is terminated involuntarily without cause following a Change of Control.

•	Each agreement provides that in the event of termination by reason of death, disability, for cause or voluntarily by executive, the executive’s base salary and benefits will cease.

•

If a Named Executive Officer is involuntarily terminated without cause, then the executive will be entitled to the following, provided that the executive is not in violation of the non-competition, non-solicitation, confidentiality and work product provisions of the employment agreement:

–

A severance payment equal to two times (except for Mr. Boessen’s payment, which is 1.5 times) the executive’s then-current base salary, by the later of (i) 2  1/2 months from the end of the fiscal year in which the executive’s employment terminates and (ii) April 15th of the year following the year in which the executive’s employment terminates;

–	The prorated portion of any annual or long-term cash incentive compensation that may be earned and payable under the terms of the ICP;
–	For Messrs. Massey, Ribatt and Pavelka, accelerated vesting of unvested performance share units, restricted stock, stock options and SSARs that would otherwise have vested during the 12-month period following termination; for Mr. Ribatt, accelerated vesting of 50% of unvested performance share units, restricted stock, stock options and SSARs that would otherwise have vested between 12 and 18 months following termination; and for Ms. Via, accelerated vesting of unvested performance share units, restricted stock, and SSARs granted after June 15, 2011 that would have otherwise vested during the 12-month period following termination.
–	A special payment towards 18 months of COBRA (24 months for Mr. Ribatt); and
–	An executive outplacement program through a Company-designated service provider.

Change of Control Agreements.    The Company has entered into a Change of Control agreement with each Named Executive Officer other than Ms. Via. These Change of Control agreements generally provide for the terms of employment after a Change of Control (generally superseding the terms of the employment agreement) and for benefits if he or she terminates employment for “good reason” or is involuntarily terminated other than for death or disability within three years after a Change of Control. Good reason includes the Company’s relocation of the executive to an office more than 35 miles from executive’s principal office, a termination by the executive within twelve months after a “Potential Change of Control,” or a termination by the executive within a 30-day window following the first anniversary of a Change of Control.

For this purpose, a Change of Control includes any of the following events:

•	Any “person,” as defined in the Exchange Act, acquires 20% or more of the Company’s common stock or voting securities;

•	A majority of the Company’s Directors are replaced and not approved by the “Incumbent Board”;

•

Consummation of certain mergers (e.g., a merger after which the Company’s pre-merger voting shares represent less than 50% of the voting shares of the combined entity), or a sale of all or substantially all of the Company’s assets; or

•	Approval by stockholders of a liquidation of the Company.

Upon a covered termination of employment, the agreements provide that the executive will receive a lump sum payment equal to the aggregate of: (1) three times the sum of (a) base salary in effect at termination or, if greater, base salary in effect immediately prior to the Change of Control, plus (b) the greater of the highest bonus actually paid in the previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control, and (2) a cash payment for cancellation of all stock options or stock appreciation rights.

Each Change of Control agreement also provides that the executive will receive outplacement benefits and three years of continued participation in the Company’s welfare benefit plans (or such longer period as is provided in such plan).

The Change of Control agreements also provide a tax gross-up for any excise taxes that may be incurred under Section 4999 of the Code if payment under the agreement would result in the executive receiving at least 110 percent of the “safe harbor” amount. In the event that payments do not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.

In addition, in the event of a Change of Control under the terms of the respective Company plans:

•

Amounts deferred under the Company’s Deferred Compensation Plan will be distributed to all participants in a lump sum cash payment, subject to certain distribution limits under Section 409A of the Code;

•

All options and SSARs granted prior to March 20, 2012, that do not contain a performance condition will become immediately and fully exercisable and, if performance based, will vest at target. All options and SSARs granted on or after March 20, 2012, that do not contain a performance condition will become a right to receive cash upon vesting equal to the difference between the exercise price and stock price at the time of the change of control and, if performance based, target performance assumed.

•	All account balances under the SERP will vest immediately; and

•	All restrictions on any restricted stock, performance share units, and phantom stock units granted prior to March 2012 will lapse, and such shares and units will become fully vested.
–	Performance share units will vest at target if a Change in Control occurs before the completion of the performance period.
–	Restricted stock, performance share units, and phantom stock units granted in March 2012 or later will become fully vested only if the Named Executive Officer is terminated involuntarily without cause or for good reason following the Change in Control.

If termination were to occur during a “Potential Change of Control,” an additional severance payment would be provided to Messrs. Massey, Pavelka and Ribatt in lieu of any annual and long-term cash incentives otherwise payable for performance periods in progress as of the termination date:

	Additional Severance Payment for Termination During “Potential Change of Control” Fiscal Quarter in which Termination Occurs
	Q1	Q2	Q3	Q4
Mr. Massey	$180,000	$250,000	$330,000	$410,000
Mr. Pavelka	$260,000	$380,000	$510,000	$630,000
Mr. Ribatt	$110,000	$220,000	$320,000	$430,000

The following tables reflect the estimated compensation payable to the Named Executive Officers in the event of termination of employment due to retirement, voluntary termination (with and without good reason), death, disability, involuntary termination without cause, and following a Change of Control. The amounts assume that such termination was effective on January 28, 2012, and the Change of Control occurred on such date. The actual amounts to be paid can be determined only at the time of the executive’s actual termination of employment.

Named Executive Officer (a)	Cash Severance Payment(1) (b)	Incremental Pension Benefit(2) (c)	Benefit Continuation & Outplacement Services(3) (d)	Value of Vested Stock & Accelerated Vesting of Unvested Stock (e)		Incentive Compensation(4) (f)	Tax Gross Up(5) (g)	Totals (h)
Michael J. Massey
• Voluntary termination or for cause				134,010		67,894		201,904
• Disability				214,704	(6)	67,894		282,598
• Death				451,544	(7)	67,894		519,438
• Good Reason or without cause	863,000		23,247	269,853	(9)	67,894		1,223,994
• Change of Control (COC)		747,677		451,544	(8)			1,199,221
• Termination for good reason or without cause after COC	2,437,543		138,022			381,014	1,112,639	4,069,218
• Disability/Death after COC						67,894		67,894
• Potential Change of Control	2,847,543		138,022	269,853	(9)		1,268,080	4,523,498
Douglas Boessen
• Voluntary termination or for cause				71,793		42,600		114,393
• Disability				114,629	(6)	42,600		157,229
• Death				185,810	(7)	42,600		228,410
• Good Reason or without cause	502,500		23,247	71,793		42,600		640,140
• Change of Control (COC)		333,882		185,810	(8)			519,692
• Termination for good reason or without cause after COC	1,701,094		113,342			232,031		2,046,467
• Disability/Death after COC						42,600		42,600
Gregg S. Ribatt
• Voluntary termination or for cause				818,663		412,510		1,231,173
• Disability				1,116,441	(6)	412,510		1,528,951
• Death				2,005,517	(7)	412,510		2,418,027
• Good Reason or without cause	1,420,000		38,461	1,071,878	(10)	412,510		2,942,849
• Change of Control (COC)				2,005,517	(8)			2,005,517
• Termination for good reason or without cause after COC	4,599,345		223,777			823,115		5,646,237
• Disability/Death after COC						412,510		412,510
• Potential Change of Control	5,029,345		223,777	1,071,878	(10)		1,994,955	8,319,955
LuAnn Via
• Voluntary termination or for cause				251,495				251,495
• Disability				562,115	(6)			562,115
• Death				1,467,845	(7)			1,467,845
• Good Reason or without cause	1,421,000		20,605	251,495				1,693,100
• Change of Control (COC)		409,627		1,467,845	(8)			1,877,472
Darrel Pavelka
• Voluntary termination or for cause				251,495		94,963		346,458
• Disability				414,920	(6)	94,963		509,883
• Death				895,527	(7)	94,963		990,490
• Good Reason or without cause	1,154,000		23,247	473,919	(9)	94,963		1,746,129
• Change of Control (COC)				895,527	(8)			895,527
• Termination for good reason or without cause after COC	3,542,013		177,035			603,671		4,322,719
• Disability/Death after COC						94,963		94,963
• Potential Change of Control	4,172,013		177,035	473,919	(9)		1,873,308	6,696,275

(1)	For all Named Executive Officers the cash severance payment represents the payment of salary for the remainder of the employment contract term at the current salary level. For Named Executive Officers with a COC agreement who terminate for good reason or are terminated without cause following a COC, the cash severance payment is three times the sum of salary and the highest bonus (annual and long-term) actually paid in the previous three years.

(2)	The amount reflects the immediate vesting of unvested account balances following a COC for the Supplementary Retirement Plan.

(3)	For Mr. Ribatt, the amount includes twenty-four months of benefit continuation in the Company’s welfare benefit plans and fifteen months of outplacement services. For other executives the amount includes eighteen months continuation in the Company’s welfare benefits plans and fifteen months of outplacement services. For all executives following a COC the amount includes thirty-six months of benefit continuation in the Company’s welfare benefit and outplacement services.

(4)	For termination events other than after a COC, amounts shown include both the annual and long-term incentives earned for the last completed fiscal year. For Named Executive Officers with a COC agreement who terminate after a COC, amounts shown reflect the highest bonus (annual and long-term) actually paid in the previous three years.

(5)	Collective Brands utilizes a 100% modified gross-up calculation. Tax Gross Up calculations include the following assumptions: change-in-control stock price of $16.70, Applicable Federal Rate of 1.34%, annual volatility of 52.97%, and an offset for non-competition provisions; and represent income, FICA, and excise tax amounts.

(6)	Amount reflects the value of the acceleration of restricted awards outstanding granted greater than one year ago.

(7)	Amount reflects the value due to the acceleration of all stock options and/or stock-settled stock appreciation rights, and acceleration of restricted awards.

(8)	Amount reflects the accelerated vesting of all outstanding equity awards upon a COC.

(9)	Amount reflects the value of all outstanding equity awards that would have vested within twelve months following the date of termination.

(10)	Amount reflects the value of all outstanding equity awards that would have vested within twelve months following the date of termination, as well as 50% of all outstanding equity awards that would have vested within between twelve and eighteen months following the date of termination.

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our last annual meeting of stockholders on May 26, 2011, our stockholders voted to adopt the recommendation of our Board to vote on the say-on-pay proposal every year at our annual meeting. Consistent with stockholder’s recommendation, the Company will continue to submit our say-on-pay proposal to our stockholders at each annual meeting. As a result, stockholders are being asked to vote, on an advisory (nonbinding) basis on the Compensation Discussion and Analysis (beginning on page 16), the compensation tables (beginning on page 33), and any related narrative discussion contained in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by approving the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the compensation tables and any related narrative discussion contained in this Proxy Statement.”

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. We encourage stockholders to review the Compensation Discussion and Analysis which describes the Company’s compensation philosophy and discusses how the Company delivered on its pay philosophy.

Section 14A of the Exchange Act requires a public company to permit its stockholders to cast a non-binding, advisory “say on pay” vote on the company’s executive compensation, as disclosed under the Securities and Exchange Commission’s executive compensation disclosure rules, at least once every three years. Section 14A also requires a public company to permit its stockholders to cast a non-binding, advisory vote at least once every six years regarding whether the company should hold future “say on pay” votes every year, every two years or every three years. We expect to ask our stockholders in 2017 to vote on a proposal regarding the frequency of the vote on the say-on-pay proposal, as required by Section 14A of the Exchange Act.

The say-on-pay vote is advisory, and therefore not binding on the Company or the CN&G Committee. The Board and the CN&G Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the CN&G Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON AN ADVISORY BASIS “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND ANY RELATED NARRATIVE DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

Beneficial Stock Ownership of Directors, Nominees, Executive Officers, and More Than Five Percent Owners

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of April 2, 2012, (including shares of the Company’s common stock held in the Company Profit Sharing Plan account for the executive officers named in the Summary Compensation Table) by (a) each person known by the Company to own beneficially more than 5% of the Company’s common stock, (b) each Director and nominee for election as a Director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and, (d) all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of participants named below in the Company’s Profit Sharing plan constitutes less than one percent of the Company Common Stock (see note (3) below).

On April 2, 2012, there were 60,789,565 common stock outstanding and eligible to vote at the Annual Meeting of Stockholders.

Name	Shares Beneficially Owned as of April 2, 2012	Percent of Class
Holders of More than Five Percent of Common Stock
FMR LLC (1)	7,886,712	13.0
BlackRock, Inc.(2)	5,326,514	8.7
Wells Fargo & Company (3)	4,186,335	6.9
Directors, Nominees and Executive Officers(4)
Daniel Boggan Jr.(5)	9,511	*
Mylle H. Mangum(5)	300	*
Richard Markee(5)	0	*
John F. McGovern(5)	8,075	*
Robert F. Moran(5)(6)	86,834	*
D. Scott Olivet	47,503	*
Matthew A. Ouimet(5)	5,000	*
Michael A. Weiss(5)	22,726	*
Robert C. Wheeler(5)	15,169	*
Michael J. Massey(7)(8)(9)	97,636	*
Douglas G. Boessen(7)(8)(9)	22,641	*
Darrel J. Pavelka (7)(8)(9)(10)(11)	136,011	*
Gregg S. Ribatt(8)(9)	140,015	*
LuAnn Via(8)(9)	74,544	*
All directors, nominees and executive officers as a group (17 Persons)(4)(7)(8)(9)	838,651	1.4

*	Less than one percent.

1.	This information is based on Amendment 1 to Schedule 13G filed with the SEC on February 14, 2012. According to the filing, Fidelity Management and Research Company (“Fidelity”) is the beneficial owner of 7,886,294 shares; Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 418 shares; and Edward C. Johnson III., Chairman of FMR LLC, and FMR. LLC have sole dispositive power but no voting power over 7,886,294 shares owned by Fidelity; each has sole dispositive power over 418 shares and sole voting power over 418 shares owned by PGATC. FMR LLC’s address is 82 Devonshire Street, Boston, MA 02109.

2.	The information is based on Amendment 2 to Schedule 13G filed with the SEC on February 10, 2012. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

3.	This information is based on Schedule 13G filed with the SEC on January 26, 2012. Consists of an aggregate of 4,186,335 shares of stock reported as beneficially owned by Wells Fargo & Company and its affiliates, of which Wells Fargo & Company reports sole voting power with respect to an aggregate of 3,999,009 shares, sole dispositive power over an aggregate 3,792,189 shares and shared dispositive power over an aggregate of 610 shares. Wells Capital Management Incorporated, reports sole voting power with respect to 600,832 shares and sole dispositive power with respect to 3,288,053 shares and Wells Fargo Funds Management, LLC, reports sole voting power with respect to 3,105,510 shares and sole dispositive power with respect to 15,125 shares. Both Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are subsidiaries of Wells Fargo & Company. The business address of these entities are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Wells Capital Management Incorporated, 525 Market Street, 10th Floor, San Francisco, CA 94105; and Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, CA 94105.

4.	The Company’s profit sharing plan provides for an investment fund which is invested in shares of the Company’s Common Stock (the “Collective Brands Common Stock Fund”). As of April 2, 2012, the trusts under the profit sharing plan owned approximately 857,401 shares of Collective Brands Common Stock (approximately 1.4% of the shares of Collective Brands Common Stock outstanding) in the Collective Brands Common Stock Fund. Shares shown as beneficially owned by the persons referred to in the table include any shares allocated to their accounts under the profit sharing plan.

5.	Does not include units credited to non-employee Director’s accounts under the Deferred Compensation Plan for Non-Management Directors. As of April 2, 2012, the following Directors had the indicated units credited to their account under the plan: Mr. Boggan — 35,999 units; Ms. Mangum — 42,220 units; Mr. Markee — 6,030 units; Mr. McGovern — 61,775 units; Mr. Moran — 5,124 units; Mr. Ouimet — 18,527 units; Mr. Weiss — 4,088 units; and Mr. Wheeler — 20,391 units. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Collective Brands common stock.

6.	Includes 28,400 shares held by Mr. Moran’s spouse.

7.	Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before June 1, 2012 as follows: Michael J. Massey — 59,500 shares; Douglas G. Boessen — 14,100 shares; Darrel J. Pavelka — 59,600 shares, and all Directors, nominees and executive officers as a group — 147,633 shares.

8.	Shares shown as beneficially owned do not include shares which may be acquired upon exercise of stock settled stock appreciation rights (“SSARs”). Each right provides the holder the right to acquire up to two-thirds of a share of stock, subject to a maximum specified in the award agreement. The following executives have SSARs that will be exercisable before June 1, 2012 Michael J. Massey — 95,302 SSARs, Douglas G. Boessen — 46,034 SSARs, Darrel J. Pavelka — 172,772 SSARs, Gregg S. Ribatt — 237,703 SSARs, LuAnn Via — 208,043 SSARs, and all Directors, nominees and executive officers as a group — 1,050,499 SSARs.

9.	Shares shown as beneficially owned do not include performance-vested restricted stock units which can payout between 0-1.25 shares per unit if required performance is achieved. The following executives have units that will vest over three years if required performance is achieved: Michael J. Massey — 10,160 units, Douglas G. Boessen — 651 units, Darrel J. Pavelka — 11,219 units, Gregg S. Ribatt- 19,722 units, LuAnn Via — 21,710 units, and all Directors, nominees and executive officers as a group — 81,681 units.

10.	Does not include units credited to accounts under the Company’s Deferred Compensation Plan. As of April 2, 2012, Mr. Pavelka had 11,454 units credited to his account. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Collective Brands Common Stock.

11.	Mr. Pavelka’s ownership includes 14,531 shares held in a trust in his spouse’s name.

Audit and Finance Committee Report

The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

In February 2012, the Audit and Finance Committee (the “Audit Committee”) of the Board of Directors reviewed its charter. The complete text of the charter is available on the Company’s Investor Relations website at www.collectivebrands.com.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal control. The Company’s independent registered public accountants have the responsibility for the examination of the Company’s financial statements. On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and systems of internal control, the independence and performance of the independent registered public accountants, and the performance of the internal auditors.

The Audit Committee met nine times during fiscal 2011. The Audit Committee regularly meets with the Company’s internal auditor, Chief Financial Officer, Chief Administrative Officer, General Counsel and the Company’s independent registered public accountant each without the presence of Management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both Management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2011, the Audit Committee reviewed significant accounting and disclosure issues with management and Deloitte & Touche LLP (“D&T”). These reviews included discussion with D&T of matters required to be discussed pursuant to PCAOB AU 380, (Communication with Audit Committees), and Rule 2-07 of Regulation S-X (Communication with Audit Committees) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence.

In addition, the Audit Committee reviewed initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Taking all of these reviews and discussions into account, the Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee believes its membership complies with the requirements of the New York Stock Exchange with respect to independence, financial literacy and financial management expertise, but its members are not professionally engaged in the practice of accounting and are not experts in the fields of accounting or auditing.

The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2012.

Audit and Finance Committee:

John F. McGovern — Chairman

Daniel Boggan Jr.

Robert Moran

D. Scott Olivet

Matthew A. Ouimet

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “D&T”) for the audit of the Company’s annual financial statements for fiscal 2011 and fiscal 2010 and fees billed for audit-related services, tax services and all other services by D&T for fiscal 2011 and fiscal 2010.

	Fiscal 2011	Fiscal 2010	Difference
	(in thousands)
Audit fees	$2,110	$2,051	60
Audit-related fees(a)	68	174	(106)
Tax fees	5	—	5
All other fees	—	—	—
Total audit-related fees & non-audit fees	$2,183	$2,225	(42)

(a)	Audit-Related Fees consist of attest and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. In 2011, this category includes fees related to audit of employee benefit plans ($43), communication with regulators ($20), and consent on registration statement ($5). In 2010, this category includes fees related to audits for international subsidiaries and joint ventures ($118), audit of two employee benefit plans ($46), and communication with regulators ($10).

(b)	Tax Fees consist of international tax compliance services.

The Audit and Finance Committee’s policy on the use of the Company’s independent public accountant requires pre-approval of all services. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All-audit related services, tax services and other services were pre-approved by the Audit and Finance Committee consistent with its policy. Prior to approving services, the Committee or its designee concluded that the provision of such services by D&T was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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PROPOSAL III: RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTANTS FOR FISCAL YEAR 2012

The Audit and Finance Committee appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accountants for the fiscal year ending February 2, 2013, fiscal 2012, subject to ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP served as the Company’s independent registered public accountants for fiscal 2011.

A member of the firm of Deloitte & Touche LLP will be present at the meeting to make such statements as that firm may desire and to answer appropriate stockholder questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS, INC. COMMON STOCK VOTE IN FAVOR OF PROPOSAL III, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

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PROPOSAL IV: APPROVE THE AMENDED AND RESTATED COLLECTIVE BRANDS, INC. INCENTIVE COMPENSATION PLAN

Overview

The Collective Brands, Inc. Incentive Compensation Plan, formerly the Payless ShoeSource, Inc. Incentive Compensation Plan, as amended and restated (the “Incentive Plan”) is a performance-based incentive plan for officers and other key employees of the Company and its Subsidiaries. The Incentive Plan provides opportunities for designated officers and other key employees to earn Awards if the Company achieves specified “Performance Goals.” The Incentive Plan was approved by stockholders and became effective on February 3, 2002 and was re-approved by stockholders on May 24, 2007. If approved, the amended and restated Incentive Plan would add (i) a claw back provision to cancel or rescind compensation in the event of the restatement of the Company’s financial statements that would cause the payout of the Award to decrease, (ii) a conformed definition of a Change of Control consistent with certain of the Company’s other plans, (iii) a provision that Awards under the Incentive Plan are intended to comply with Section 409A Rules and that the Incentive Plan or an Award may be amended from time to time as may be necessary to comply with Section 409A and (iv) a successors and assigns provision clarifying that the terms of the Plan are binding upon and inure to the benefit of the Company and its successors and assigns.

The Incentive Plan is intended to comply with the performance-based compensation standards established under Section 162(m) of the Code, so that any Annual or Long-Term Award payable to Covered Employees under the Incentive Plan will be deductible to the Company for federal income tax purposes. Notwithstanding the approval of the Incentive Plan by stockholders, the Company reserves the right to pay its employees, including participants in the Incentive Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

The Company’s general compensation philosophy is that its compensation program should (1) attract, retain and motivate highly qualified executives, (2) be competitive with comparable employers, (3) align the executive’s compensation with the Company’s objectives as measured against established goals; and (4) be related to the value created for stockholders.

Proposal IV seeks re-approval of the Incentive Plan, as amended, and the Performance Goals thereunder. To preserve the tax deductibility of Awards payable to Covered Employees under the Incentive Plan, Section 162(m) of the Code requires that the stockholders initially approve the material terms of the Incentive Plan’s Performance Goals, and subsequently approve the Performance Goals at least every five years or upon a material change in the Performance Goals. If approved, the material terms of the Performance Goals are intended to be in force for the next five years unless, where required, prior stockholder approval is obtained to amend these terms. A summary of the Incentive Plan’s primary features is contained below, but that summary is qualified in its entirety by the complete text of the Incentive Plan, which is attached to this proxy statement as Appendix B. Any capitalized terms used but not defined in this summary have the meaning contained in the Incentive Plan.

Summary of the Incentive Plan’s Primary Features.

General.    The Incentive Plan provides both Annual and Long-Term Awards that are based on actual results compared to pre-established financial Performance Measures. Awards under the Incentive Plan are paid in cash. For fiscal 2012, the Annual Award will be based on the Company’s performance with respect to earnings before interest and taxes (“EBIT”) and net revenue. Currently, each Long-Term Plan Period consists of three consecutive fiscal years. Long-Term Plan Periods currently operate concurrently (that is, a new Plan Period commences annually). For the 2012-2014 Long-Term Plan Period, the Long-Term Award will be based upon a combination of the Company’s performance with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and/or return on invested capital (“ROIC”) over the Long-Term Plan Period, subject to adjustment based upon the Company’s total stockholder return over the Long-Term Plan Period. The Incentive Plan is administered by the Compensation, Nominating and Governance Committee of the Board of Directors (the “Committee”), whose members are “outside directors” under Section 162(m) of the Code.

Participants.    The Committee has the sole discretion to designate Eligible Employees as Participants in the Incentive Plan for a particular Annual and/or Long-Term Plan Period. For the fiscal 2012 Annual Period and the 2012-2014 Long-Term Plan Period, the Chief Executive Officer and seven other members of Senior Management are currently eligible to receive Annual and Long-Term Awards under the Incentive Plan.

Annual Awards.    Within 90 days of the commencement of each Plan Year (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee is required to establish the Performance Measure(s) that must be satisfied for an Annual Award to be paid under the Incentive Plan. The maximum dollar amount of any Annual Award under the Incentive Plan is $5,000,000.

Long-Term Awards.    Within 90 days of the commencement of each Long-Term Plan Period (or such other later date as permitted by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee must identify Performance Measure(s) that must be satisfied for a Long-Term Award to be paid under the Incentive Plan. The maximum dollar amount of any Long-Term Award is $5,000,000.

Payment of Awards.    At the end of the Annual Award or Long-Term Award Performance Period, the Committee will certify, in writing, whether the Performance Goal(s) were satisfied and to what extent they were satisfied. The extent to which the Performance Goal(s) are satisfied for a Plan Period, as compared to the Performance Goal(s) established by the Committee, will determine the amount available for payout. In its sole discretion, the Committee may increase or decrease the size of any Annual or Long-Term Award. The Committee, however, may not increase the amount of an Annual or Long-Term Award payable to a Covered Employee.

Performance Measures.    For purposes of the Incentive Plan, “Performance Measures” means any of the following performance criteria, either alone or in any combination, and may be expressed with respect to the Company or one or more operating units, groups, or Subsidiaries, as determined by the Committee: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; revenues; sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return.

For any Plan Year or Plan Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Plan Year or Plan Period or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Plan Year or Plan Period, the Committee will provide how any Performance Measure will be adjusted to the extent necessary to prevent dilution or enlargement of any Annual Award or Long-Term Award (i) as a result of extraordinary events or circumstances, as determined by the Committee, (ii) to exclude the effects of extraordinary, unusual, or nonrecurring items (iii) changes in applicable laws, regulations or accounting principles, (iv) currency fluctuations, (v) discontinued operations, (vi) non-cash items, such as amortization, depreciation or reserves (vii) any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or (viii) stock dividends, stock splits or combinations. In the case of a Covered Employee, however, no such adjustment will be made if the effect of such adjustment would cause the Annual Award or Long-Term Award payable to that Covered Employee to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Amendment and Termination.    The Committee may amend or terminate the Incentive Plan at any time, subject to the rights of Participants to Awards for Plan Periods that commenced prior to such amendment or termination. Stockholder approval, however, will be sought for any change requiring such approval under Section 162(m) of the Code.

Claw back provision.    If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Participant pursuant to the Annual or Long-Term Award had the financial results been properly reported, would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may cancel or rescind the Award, in whole or in part, made to the Participant within the three year period preceding the date on which the Company is required to prepare the restatement.

Section 162(m) and Section 409A Rules.    The Incentive Plan is intended to comply with the performance-based compensation standards established under Section 162(m) of the Code, so that any Annual or Long-Term Award payable to Covered Employees under the Incentive Plan will be deductible to the Company for federal income tax purposes. Additionally, the Incentive Plan is intended to comply with Section 409A Rules.

Successors and Assign.    The terms of the Incentive Plan are binding upon and inure to the benefit of the Company and its successors and assigns.

Plan Benefits.    The actual amount of Awards that may be payable to Participants in the Incentive Plan in future years cannot currently be determined. The following table highlights the plan benefits that were provided or allocated to each of the following individuals for the 2011 fiscal year under the Incentive Plan:

	Annual Cash Incentive (2011)	Long-Term Cash Incentive (2009-2011)
	Award $	Award $
Michael J. Massey CEO, President, General Counsel & Secretary(1)	$0	$67,894
Douglas G. Boessen Division SVP & Chief Financial Officer	$0	$42,600
Gregg Ribatt President & Chief Executive Officer-Performance + Lifestyle Group	$412,510	—
LuAnn Via President & Chief Executive Officer-Payless ShoeSource	$0	$0
Darrel Pavelka EVP, Global Supply Chain, Merchandise Distribution & Planning and IT	$0	$94,963
Executive Group	$431,650	$154,558
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)	The incentive for Michael J. Massey is pro-rated based upon his time in the interim CEO position.

The Board recommends a vote for approval of the Incentive Plan. If stockholder approval is not received, Awards for the 2012 Annual Award Plan Period and the 2012-2014 Long-Term Award Plan Period that, when combined with other compensation that is not performance-based under Section 162(m) of the Code, are in excess of the $1,000,000 limit under Section 162(m) will not be deductible to the Company for federal income tax purposes.

The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS, INC. COMMON STOCK VOTE IN FAVOR OF PROPOSAL IV, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

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PROPOSAL V: APPROVE THE 2012 COLLECTIVE BRANDS, INC. STOCK INCENTIVE PLAN

Overview

The purpose of the 2012 Collective Brands, Inc. Stock Incentive Plan (the “2012 SIP”) is to promote the interests of Collective Brands, Inc., its Subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the 2012 SIP; (ii) motivating such individuals by providing incentive compensation and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders. If approved, the 2012 SIP would authorize 3,375,000 shares of Stock for issuance under the SIP.

Key Features of the Plan

•	Limitation on authorized shares. If approved by stockholders, the Maximum Limit of shares of Stock authorized for issuance under the 2012 SIP is 3,375,000 shares of Stock.

•	Limitation on terms of Awards. The maximum term of an Award is seven years.

•

Limitations on share counting.    Upon the grant of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the maximum number of shares of Stock that may be issued for the Award shall be reserved against the Maximum Limit. Upon vesting of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the number of shares of Stock issued for such Award shall decrease the shares available under the Maximum Limit. Upon grant of an Appreciation Value Award Vehicle (to the extent delivered to be in Stock), one share of stock shall be reserved for each share of Stock subject to the Appreciation Value Award Vehicle. Upon exercise of an Appreciation Value Award Vehicle, regardless of the gain (to the extent delivered to be in Stock), the shares available under the Maximum limit shall be decreased by one share of stock for each share of Stock subject to the Appreciation Value Award Vehicle that is exercised. If the number of shares reserved is greater than the number of shares used to decrease the shares available under the Maximum Limit, such shares shall be available for future Awards.

•

Dividends and Dividend Equivalents.    Dividends and Dividend Equivalents may be granted to a Participant. No dividends or Dividend Equivalents will be paid on unvested Awards or with respect to Appreciation Value Award Vehicles. Dividends attributable to unvested Awards will be credited in respect of such Award and paid when and only if the Award vests. No interest will accrue on dividends or Dividend Equivalents.

•

No re-pricing. The 2012 SIP does not permit the re-pricing of Appreciation Rights either by re-grant, amendment, replacement, cancellation or modification. The Award price of an Appreciation Value Award Vehicle will not be less than Fair Market Value.

•

Capital Adjustments. To preserve the benefits or potential benefits intended under the 2012 SIP, the Committee is authorized to make adjustments to any or all of Awards granted under the 2012 SIP that it deems equitable and consistent with limits set forth in the 2012 SIP, upon the occurrence of certain corporate events including but not limited to a stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock.

•

Change of Control.    In the event of a Change of Control, in addition to any action authorized by an Award Agreement, the Committee may take other actions to preserve the intended benefit of the Award including but not limited to requiring that Awards be paid out in cash and accelerating time periods for vesting in the event a Change of Control followed by a Participant’s involuntary termination without cause.

•

Claw back provision.    If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Participant pursuant to the Award, had the financial results been properly reported, would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may cancel or rescind the Award, in whole or in part, made to the Participant within the three year period preceding the date on which the Company is required to prepare the restatement.

Plan Summary

The summary of the material terms of the 2012 SIP set forth in this proposal is qualified in its entirety by reference to the complete text of the 2012 SIP which is set forth in Appendix C to this proxy statement. Capitalized terms used in this proposal and not otherwise defined have the meaning set forth in the 2012 SIP.

Eligible Participants.    Employees of the Company and its Subsidiaries who are designated by the Compensation, Nominating & Governance Committee of the Board (the “Committee”), from time to time, are eligible to participate in the 2012 SIP. Currently there are approximately 350 employees who have been designated by the Committee as eligible to participate in the 2012 SIP.

Administration.    The Committee selects Participants and determines the number and types of Awards to be granted to each Participant. The Committee has authority to determine the terms and conditions of Awards, to administer and interpret the 2012 SIP, and to prescribe, amend and rescind rules relating to the 2012 SIP. Members of the Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of section 162(m) of the Code.

Stock Available under the 2012 SIP; Maximum Award.    Stock delivered pursuant to an Award may consist of Stock held in the Company’s treasury or authorized but unissued Stock. Stock may also be acquired, subsequently or in anticipation of a transaction, in the open market to satisfy the requirements of the 2012 SIP. The maximum number of shares of Stock that may be awarded under the 2012 SIP is 3,375,000, subject to adjustment under the terms of the 2012 SIP (the “Maximum Limit”). The maximum number of shares of Stock that may be issued under the 2012 SIP pursuant to Incentive Stock Options is 1 million. The total number of shares of Stock that may be covered by Awards made to an individual Participant during a Performance Period is (i) with respect to Options to purchase Stock and Appreciation Rights or other Appreciation Value Award Vehicles, no more than 350,000 in the aggregate and (ii) with respect to Full Value Award Vehicles no more than 350,000 shares of Stock in the aggregate. The maximum payment under any Full Value Award Vehicle granted to an Employee (valued as of the date of the grant of such Award(s)) is $5,000,000 for each 12-month period contained in the Performance Period for the Award.

To prevent the number of shares of Stock issued under the 2012 SIP from exceeding the Maximum Limit, a specified number of shares are “reserved” against (reduce) the Maximum Limit for each Award granted to

Participants. The number of shares reserved against the Maximum Limit depends on the type of Award and the number of shares granted under that Award. Specifically, the number of shares reserved against the Maximum Limit for each type of Award is as follows:

Full Value Award Vehicles

•	Reserved — reduce the Maximum Limit by 1.61 multiplied by the maximum number of shares of Stock issued for an Award.

•	Actually Deducted — upon vesting, decrease the Maximum Limit by 1.61 multiplied by the number of shares of Stock issued for such Award.

Appreciation Value Award Vehicle

•	Reserved — reduce the Maximum Limit by one share of Stock for each share of Stock actually subject to the Appreciation Value Award Vehicle.

•

Actually Deducted — upon exercise of an Appreciation Value Award Vehicle, regardless of the gain, (to the extent delivered to be in Stock), decrease the shares available under the Maximum limit by one share of stock for each share of Stock subject to the Appreciation Value Award Vehicle that is exercised. If the number of shares reserved is greater than the number of shares used to decrease the shares available under the Maximum Limit, such shares shall be available for future Awards.

Awards payable entirely in cash do not reduce the Maximum Limit. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock will be available for further Awards. Additional rules for determining the number of shares of Stock granted under an Award type under the 2012 SIP may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the 2012 SIP.

The term of an Award will not exceed seven years. No Awards may be granted after the tenth anniversary of the date the 2012 SIP is approved by the Company’s stockholders.

Types of Awards.    Non-qualified Stock Options, Incentive Stock Options, Appreciation Rights, Performance Units, Stock Equivalent Units and Stock Awards including but not limited to Restricted Stock and unrestricted Stock Awards and other Appreciation Value and Full Value Award Vehicles may be awarded under the 2012 SIP. The Award price for each Appreciation Value Award Vehicle that allows for the purchase of a share of Stock shall not be less than Fair Market Value and will be specified in the related Award Agreement.

Award Vehicles

Appreciation Value Award Vehicles.

Stock Options and Stock Appreciation Rights.    The Committee may award stock options in the form of Non-Qualified Stock Options or Incentive Stock Options, or Stock Appreciation Rights, each with a maximum term of seven years. The Committee will establish the vesting schedule for the Appreciation Rights as well as other terms and conditions of the Award. An Appreciation Right under the 2012 SIP provides a Participant with the right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the grant date, and that is payable entirely in cash, entirely in Stock or partly in cash and partly in Stock.

Full Value Award Vehicles

Restricted Stock, Stock Equivalent and Other Stock Awards.    The Committee may grant Awards of shares of unrestricted or restricted Stock and Awards that are valued in whole or in part by reference to the Fair Market

Value of such shares of Stock. The terms and conditions of these Awards may be set by the Committee, and such Awards may be granted in a manner intended to result in a deduction by the Company under section 162(m) of the Code (“Performance-Based Awards”).

Other Award Vehicles

Performance Units and Acquisition Awards.    The Committee may award Performance Units denominated in cash and/or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals and subject to terms and conditions established by the Committee. The Committee may award Acquisition Awards in substitution for Full Value Award Vehicles and Options, Rights and such Other Award Vehicles with respect to capital stock of another corporation when merged into, consolidated with, or all or a substantial portion of the property or Stock is acquired by, the Company or one of its Subsidiaries.

Performance Goals.    A Participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals approved by the Committee for a Performance Period established by the Committee: (i) while the outcome for that Performance Period is substantially uncertain and (ii) on or before 25% of the applicable Performance Period has elapsed or if shorter, within such time period as required to constitute performance based compensation under 162(m).

The Performance Goals, which must be objective, shall be based upon one or more of the following criteria selected by the Committee to measure individual participant, Company or one or more operating units, groups or any Subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on invested capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; Stock price; total stockholder return; capital expenditures; debt; debt reduction; working capital; completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives.

For any Performance Period, performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more performance measures. For any Performance Period, the Committee shall provide how any performance measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual or non-recurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or Stock dividends or Stock splits or combinations. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other performance measures may be used by the Committee in its sole discretion, except that the performance measures set forth above shall be used if the compensation under the Award (other than an Option or stock appreciation right) is intended to qualify as performance based under Section 162(m) of the Code.

Payment.    The Committee determines whether the applicable Performance Goals attached to an Award have been satisfied. If the Performance Goals are satisfied, the Committee determines and/or certifies the amount of the Award. At the Committee’s discretion, the amount of the Performance-Compensation Award actually paid may be less than the amount determined by the applicable Performance Goal formula but not more. The amount payable in respect of an Award is payable at the time(s) determined by the Committee, in its sole discretion, after the end of such Performance Period.

Transferability.    Awards under the 2012 SIP are generally not transferable. Upon a Participant’s death, however, the Award may be transferred to the Participant’s designated beneficiary, or pursuant to the Participant’s will or according to the laws of descent or distribution.

Changes in Capital and Other Adjustments.    If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares of Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock, warrants or rights offering to purchase shares of Stock, or other similar corporate event (including mergers or consolidations) affects the share of Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable and appropriate and consistent with the terms of the 2012 SIP, make adjustments to an Award.

In the event of a Change of Control under the 2012 SIP, the Committee may in its sole discretion, and consistent with the terms of the 2012 SIP, take any of the following actions as a result of any such event to assure fair and equitable treatment of Participants: (i) require provisions be made in connection with such Change of Control for the assumption of Awards granted under the 2012 SIP, or for the substitution/replacement of such Awards with new Awards of the successor corporation; (ii) determine that any or all outstanding Awards granted under the 2012 SIP, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Stock subject to such Awards a cash or Stock payment equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Stock in connection with such transaction and the exercise price per share, if any, under the Award multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; (iii) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the 2012 SIP following the Change of Control and the involuntary termination of the Participant as an Employee of the Company or any Subsidiary or a successor corporation; (iv) extend the time during which an Award may be exercised following a Participant’s termination of employment; and/or (v) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Claw back.    If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Participant pursuant to the Award had the financial results been properly reported, would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may cancel or rescind the Award, in whole or in part, made to the Participant within the three year period preceding the date on which the Company is required to prepare the restatement.

Dividends and Dividend Equivalents.    Dividends and Dividend Equivalents may be granted to a Participant. No dividends or Dividend Equivalents will be paid on unvested Awards or with respect to Appreciation Value Award Vehicles. Dividends attributable to unvested Awards will be credited in respect of such Award and paid when and only if the Award vests. No interest will accrue on dividends or Dividend Equivalents.

Amendments.    The 2012 SIP may be amended by the Board of Directors or the Committee, except that, without the approval of the Company’s stockholders, the Board may not, except upon a change in capital or other event described in the changes in capital and other adjustments paragraph above: (i) increase the total number of shares reserved or change the maximum number of shares that may be granted to any participant; or (ii) decrease the exercise price of any Award or (iii) make any other amendments to the 2012 SIP or an Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Corporation’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code. With respect to Participants who reside outside of the United States and who are not expected to be “Covered Employees” (as defined in section 162(m) of the Code), the Committee may, in its sole discretion, amend the terms of the 2012 SIP or Awards granted thereunder in order to conform such terms with the requirements of local law.

Effectiveness.    The 2012 SIP will be effective upon approval by the Company’s stockholders.

Federal Income Tax Consequences.    The following is a brief discussion of certain federal income tax consequences relevant to participants and to the Company. It is not intended to be a complete description of all possible tax consequences with respect to Awards granted under the 2012 SIP.

Non-Qualified Stock Option.    A Participant who is granted a non-qualified Stock Option will not recognize income at the time the Option is granted. Upon the exercise of the Option, however, the difference between the Fair Market Value of the Stock on the date of exercise and the Option price will be treated as ordinary income to the Participant, and the Company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the Participant. The Participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the Fair Market Value of those shares on the exercise date, and the Participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such Stock, the participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such shares of Stock.

Incentive Stock Options.    A Participant who is granted an Incentive Stock Option satisfying the requirements of the Code will not recognize income at the time the Option is granted or exercised. The excess of the Fair Market Value of the Stock on the date of exercise over the Option price is, however, included in determining the participant’s alternative minimum tax for the year of exercise. If the Participant does not dispose of shares received upon exercise of the Option for one year after exercise or two years after grant of the Option (the “Holding Period”), upon the disposition of such shares the Participant will recognize a long-term capital gain or loss based on the difference between the Option exercise price and the Fair Market Value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the Option. If the Participant disposes of the shares received upon exercise of the Incentive Stock Option without satisfying the Holding Period requirement, the Participant must generally recognize ordinary income equal to the lesser of: (i) the Fair Market Value of the shares at the date of exercise of the Option over the exercise price; or (ii) the amount realized upon the disposition of such shares over the Option exercise price. Any further appreciation, if any, is taxed as a short-term or long-term capital gain, depending on the Participant’s holding period. In such event, the Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the Participant.

Stock Appreciation Rights.    No income will be recognized by a Participant upon grant of a Stock Appreciation Right, but upon exercise of a Stock Appreciation Right, the Participant will recognize ordinary income in the amount of the aggregate cash or the market value of any share of Stock received. The Company will be entitled to a deduction for income tax purposes in the amount of such taxable income recognized by the Participant. If shares of Stock are received, the Participant’s basis will be equal to the Fair Market Value on the date of exercise, and the holding period will commence on the day following the exercise date.

Restricted Stock and Other Stock Awards.    A Participant who is granted a Stock-based Award other than an Option or a Stock Appreciation Right will generally recognize, in the year of grant, ordinary income equal to the Fair Market Value of the property received. If such other Stock-based Award is subject to restrictions, the Participant will not recognize ordinary income until the restrictions lapse, unless the Participant makes an election pursuant to section 83(b) of the Code. The Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the Participant.

The following table highlights the plan benefits which would have been received by or allocated to each of the following individuals for the last completed fiscal year if the 2012 SIP had been in effect.

Name and Position	Restricted Stock	Options	SSSARs	Restricted Stock Units (1)
Michael J. Massey CEO, President, General Counsel & Secretary	2,563	—	4,617	2,562
Douglas G. Boessen Division SVP & Chief Financial Officer	1,626	—	—	541
Gregg Ribatt President & Chief Executive Officer-Performance + Lifestyle Group	11,840	—	21,332	11,839
LuAnn Via President & Chief Executive Officer-Payless ShoeSource	13,750	—	24,775	13,750
Darrel Pavelka EVP, Global Supply Chain, Merchandise Distribution & Planning and IT	7,025	—	12,658	7,025
Executive Group	38,115		—	12,696
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	72,112	—	—	—

(1)	Based on the 2011 performance results, these Awards were forfeited.

The following table provides additional information regarding outstanding equity awards and shares available under the 2006 Collective Brands, Inc. Stock Incentive Plan (the “2006 SIP”) and Collective Brands, Inc. Stock Plan for Non-Management Directors (the “Director Plan”), both of which are stockholder approved plans. If the stockholders approve the 2012 SIP, the shares authorized under the 2012 SIP will be in addition to the shares of stock remaining under the 2006 SIP and the Director Plan.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Issued Upon Exercise)
Equity compensation plans approved by security holders(1)	4,568	(2)	$19.05	(3)	1,205	(4)
Equity compensation plans not approved by security holders(5)	639	(6)			—

Total	5,207		$19.24		1,205	(4)

(1)	Consists of the Company’s 2006 Stock Incentive Plan (“2006 SIP”) and the Company’s Stock Plan for Non-Management Directors (“Director Plan.”)

(2)	Includes grants under the 2006 SIP of 743 thousand stock options and 4,860 thousand SARs which could be settled for a maximum of 3,127 thousand shares based upon the maximum appreciation cap in place at the time of grant. SARs outstanding includes 27 thousand performance-vested SARs granted at target, which could be settled for a maximum of 15 thousand shares, that will be forfeited due to the 2011 performance criteria not being met. Further included are 438 thousand shares of common stock subject to outstanding restricted stock awards; 197 thousand shares of stock subject to outstanding performance-vested restricted stock units, of which 106 thousand will be forfeited due to the 2011 performance criteria not being met; and 63 thousand shares of stock subject to outstanding Board of Director stock grants made under the Director Plan.

(3)	Represents the weighted-average exercise price of outstanding SARs and options and is calculated without taking into account the 698 thousand shares of common stock subject to unvested stock awards.

(4)	Includes up to 1,058 thousand shares that may be issued under the Company’s 2006 Plan; up to 147 thousand shares that can be issued under the Company’s Director Plan. The amount does not include up to 5,262 thousand shares that may be purchased under the Collective Brands Stock Ownership Plan and forfeited performance-vested shares as described in (2) above.

(5)	Consists of the Collective Brands Inc., Deferred Compensation Plan (the “CBI DCP”), the Collective Brands Inc. Deferred Compensation Plan for Non-Management Directors (the “Director DCP”), and stand-alone equity grants.

(6)	Represents 418 thousand attraction stock options granted to Mr. Rubel in July 2005 under the terms of his employment agreement; Director stock and cash retainers that were deferred into an aggregate of 181 thousand shares of stock under the Director DCP; and employee compensation that has been deferred into 40 thousand shares under the CBI DCP. The value of these deferred shares were based on the fair market value on the date of deferral and do not have an exercise price.

The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS, INC. COMMON STOCK VOTE IN FAVOR OF PROPOSAL V, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

******************

RELATED PARTY TRANSACTIONS

General.    The Company has operated under a written Code of Ethics for many years. As part of that Code of Ethics, Directors and employees are expected to make business decisions and take actions based upon the best interests of the Company and not based upon personal relationships or benefits.

In March 2007, the Board of Directors formally adopted a written policy with respect to transactions involving “related parties” to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) a related party has a direct or indirect material interest, and (3) the amount involved exceeds $120,000, but generally does not include a transaction that is not required to be disclosed under Item 404(a) of Regulation S-K. A “related party” includes Company Directors and executive officers and their immediate family members, and stockholders owning 5% or more of the Company’s outstanding stock.

Policy.    The CN&G Committee, with the assistance of the Company’s Law Department, is responsible for reviewing, approving or ratifying all related party transactions. The CN&G Committee intends to approve only those related party transactions that are in, or not inconsistent with, the Company’s and its stockholders’ best interests. In considering any related party transaction, the Committee will consider all relevant facts and circumstances.

Procedures:

•	The related party and/or the Company employee responsible for the transaction must notify the Company’s Law Department of the transaction and all of the related facts and circumstances.

•	If the Law Department determines that the transaction is a related party transaction, it will submit the proposed transaction to the CN&G Committee or the Chairman of the CN&G Committee for review.

•	Any Director involved in the transaction will be recused from all discussions and decisions regarding the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The CN&G Committee or the Chairman of the CN&G Committee will review the proposed related party transaction and determine whether to approve, terminate or ratify the transaction.

The CN&G Committee (or the Chairman) will consider all of the relevant available facts and circumstances, including but not limited to: (a) the benefits to the Company; (b) the impact on a Director’s independence — if the related party is a Director, a Director’s immediate family member or an entity in which a Director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties or to employees generally. No member of the CN&G Committee may participate in any review, consideration or approval of a related party transaction if such member or his or her immediate family member is the related party.

The Company began a relationship with Celadon Group, Inc. (“Celadon”) in 2002. Mr. Rubel’s father-in-law, Stephen Russell, is Chairman of the Board and Chief Executive Officer of Celadon. Pursuant to a competitive bid process, Celadon won the right to be the primary carrier on two of the Company’s transportation lanes. Beginning in April 2010, Celadon also began service for one additional lane. These lanes accounted for less than three percent of the Company’s linehaul budget. Consistent with the Company’s practice of regularly putting lanes out for competitive bid, in November 2011 Celadon lost bids on two of the three lanes they were serving.

In June 2006, the Company entered into a Marketing and License Agreement with Ballet Theatre Foundation, Inc., a nonprofit organization, to use the American Ballet Theatre and ABT marks in connection with development, manufacture, marketing, promotion, distribution, and sale of certain dance footwear. Mr. Rubel became a Trustee of Ballet Theatre Foundation, Inc. in January 2007.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and greater than ten percent beneficial owners (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Collective Brands Common Stock. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by the Reporting Persons to file by these dates. To the Company’s knowledge, all Section 16(a) filing requirements applicable to Reporting Persons were timely met during the fiscal year ended January 28, 2012.

Other Business

Under the laws of the State of Delaware, where Collective Brands is incorporated, no business other than procedural matters may be raised at the Annual Meeting unless proper notice to the stockholders has been given. We do not expect any business to come up for stockholder vote at the Annual Meeting other than the items described in this proxy statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Persons with Disabilities

We can provide reasonable assistance to help you participate in the Annual Meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the Annual Meeting at the number or address under “Questions.”

Code of Ethics

Collective Brands maintains a Code of Ethics that is applicable to all of its employees, officers and Directors, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The Code of Ethics contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of Collective Brands’ Code of Ethics is posted on Collective Brands’ website at www.collectivebrands.com. Collective Brands will post any disclosable waivers or amendments to the Code of Ethics on its investor relations website at www.collectivebrands.com. Copies of the Code of Ethics may be obtained by contacting the Company’s Investor Relations Department at (785) 559-5321, or writing to them at Collective Brands, Inc., Attn: Investor Relations, 3231 Southeast Sixth Avenue, Topeka, Kansas 66607.

Outstanding Shares

On April 1, 2012, the record date, 60,789,565 shares of common stock were outstanding and are eligible to vote at the Annual Meeting of Stockholders. Each share of common stock has one vote.

How We Solicit Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. The Company pays the costs of soliciting this proxy. We are paying D.F. King & Co., Inc. a fee of $12,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

2013 ANNUAL MEETING

The 2013 Annual Meeting is anticipated to be held Thursday, May 23, 2013, at a time and location to be announced later. The Board may change this date in its discretion.

ABOUT STOCKHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2013 ANNUAL MEETING

If you intend for your proposal to be included in next year’s proxy statement pursuant to the Securities and Exchange Commission Rule 14a-8, you must send it to the Corporate Secretary by the close of business on December 14, 2012. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement if it does not satisfy the standards set forth in the rules of the SEC.

Under our By-Laws, if a stockholder desires to bring a matter before the annual meeting of stockholders or if a stockholder wants to nominate a person for election to our Board, the stockholder must follow the procedures outlined in our By-Laws. A copy of our By-Laws is available without charge to stockholders of record upon written request to our Corporate Secretary. Our By-Law procedures are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Our By-Laws require timely notice in writing of any business a stockholder proposes to bring before the Annual Meeting of Stockholders and/or the nomination any stockholder proposes to make at the Annual Meeting of Stockholders. Notice of business proposed to be brought before the 2013 Annual Meeting of Stockholders and/or director nominations proposed to be made at the 2013 Annual Meeting of Stockholders must be received by our Corporate Secretary no earlier than February 22, 2013, and no later than March 9, 2013, assuming there is no change to the date of our Annual Meeting of Stockholders.

Capitalized terms not otherwise defined will have the meaning ascribed to them in our By-Laws. If a stockholder would like to bring any business before the Annual Meeting of Stockholders, the matter must be a proper matter for stockholder action and the stockholder must provide and supplement within 10 days after the record date with respect to the stockholder and the beneficial holder, if any:

•	your name and record address and the address of any beneficial holder;

•	the class and number of shares of capital stock of the Corporation which are owned directly or indirectly;

•	any Derivative Instrument or any other opportunity to profit or share in any profit derived from any change in the value of shares of the Corporation;

•	any arrangement pursuant to which you have the right to vote any share of the Corporation;

•	any short interest in any security of the Corporation;

•	any rights to dividends that are separated or are separable from the underlying shares of the Corporation;

•	any proportionate interest in shares of the Corporation or Derivative Instruments held directly or indirectly;

•	any performance fees (other than an asset fee) based on a change in the value of the shares of the Corporation or Derivative Instruments; and

•	any other information required to be disclosed in a proxy statement applicable to the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

If the stockholder brings before the meeting any action other than the nomination of a director or directors the stockholder notice must also include:

•	a brief description of the proposal and the reasons why you favor the proposal and any material interest in such proposal; and

•	a description of all agreements and understanding between the stockholder and the beneficial owner, if any, and any other person (including their names) in connection with such proposal.

If a stockholder would like to nominate a candidate for director at the 2013 annual meeting, your notice must include certain information, specified in the Company’s By-laws, about you and your nominee(s).

As to each person whom the stockholder proposes to nominate for election or re-election as a director you must provide:

•

all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•

a description of all direct and indirect compensation, monetary and other material relationships between or among the stockholder and the beneficial holder on one hand and the each proposed nominee on the other hand including without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the stockholder and any beneficial owner on whose behalf the nomination is made were the registrant for purposes of such rule and nominee were a director or executive officer of the Corporation;

•	completion of a signed questionnaire representation and agreement; and

•

such other information as may be reasonably required by the Corporation to determine the eligibility of such nominee to serve as an independent director of the Corporation or could be material to a reasonable stockholder’s understanding of the independence or lack thereof, of such nominee.

Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected.

If you would like to make suggestions for Board nominees to the Compensation, Nominating and Governance Committee of the Board of Directors, those suggestions should be submitted to the attention of the Corporate Secretary.

Questions

If you have questions or need more information about the Annual Meeting of Stockholders, write to:

Secretary

Collective Brands, Inc.

3231 Southeast Sixth Avenue

Topeka, KS 66607

or call us at (785) 233-5171.

For information about your record holdings, you may call Collective Brands Stockholder Services at 1-800-884-4225. We also invite you to visit the Company’s Investor Relations website at http://www.collectivebrands.com. Internet site materials are for your general information and are not part of this proxy solicitation.

Collective Brands Annual Report on Form 10-K

To obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, address your request to Collective Brands, Inc. ATTN: Investor Relations, 3231 SE 6th Avenue, Topeka, Kansas 66607, or call (785) 559-5321. The 2011 Form 10-K may also be accessed on the Internet at http://collectivebrands.com by selecting Investor Relations, and at the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

Michael J. Massey

Secretary

April 13, 2012

APPENDIX A

HAY GROUP 2011 RETAIL INDUSTRY SURVEY GROUP

Abercrombie & Fitch Co.*

Aeropostale, Inc.*

American Eagle Outfitters, Inc.*

ANN Inc.*

Ascena Retail Group, Inc.*

Bebe Stores

Belk

The Bon-Ton Stores, Inc.

Carter’s, Inc.

Charlotte Russe

Charming Shoppes, Inc.

Chico’s FAS, Inc.

The Children’s Place Retail Stores, Inc.*

Coach, Inc.

Coldwater Creek

DSW, Inc.*

Express, Inc.

Foot Locker, Inc.*

The Gap, Inc.

The Gymboree Corporation

Hot Topic, Inc.

J. C. Penney Company, Inc.

J. Crew Group, Inc.

Kenneth Cole Production, Inc.

Kohl’s Corporation

L.L. Bean

Limited Brands, Inc.*

Limited Stores

Liz Claiborne, Inc.

Lord & Taylor

Macy’s, Inc.

Maidenform Brands, Inc.

Movado Group, Inc.

Neiman Marcus, Inc.

New York & Company, Inc.

NIKE, Inc.

Nordstrom, Inc.

Phillips-Van Heusen Corporation

Polo Ralph Lauren

Ross Stores, Inc.*

St. John Knits

Saks Incorporated

Sears Holdings Corporation

Stage Stores, Inc.

Talbots

The TJX Companies, Inc.

Tommy Hilfiger

Tween Brands

VF Corporation

Williams-Sonoma, Inc.

*	Companies also included in the Company’s current Compensation Comparison Group

A-1

APPENDIX B

COLLECTIVE BRANDS, INC. INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSES:    The purposes of the Collective Brands, Inc. Incentive Compensation Plan are (i) to provide a means to attract, retain, and motivate talented personnel and (ii) to provide to participating employees added incentive for high levels of performance and for additional effort to improve the Company’s financial performance.

SECTION 2. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Annual Award” shall mean, for any Plan Year, a payment made to an Annual Award Participant under the terms of this Plan.

(b)	“Annual Award Maximum Amount” shall mean $5,000,000.

(c)	“Annual Award Participant” shall mean an Eligible Employee selected by the Committee to participate in the Plan pursuant to Section 5.

(d)	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)	“CEO” shall mean the Chief Executive Officer of the Company.

(f)	“Change of Control” means:

(1)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, none of the following shall constitute a Change of Control: (a) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the Board of Directors of the Company following such acquisition were members of the incumbent Board at the time of the Board’s approval of such acquisition, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (d) any acquisition by the Company which by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

(2)

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, in each case, unless, immediately following such Business Combination, (A) more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets whether directly or through one or more Subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)	The stockholders of the Company approve of a complete liquidation or dissolution of the Company.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(h)	“Committee” shall mean a committee or subcommittee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(i)	“Company” shall mean Collective Brands, Inc., a Delaware corporation.

(j)	“Covered Employee” shall mean the CEO and each other executive of the Company or a Subsidiary whom the Committee determines, in its discretion, is or may be a “covered employee” within the meaning of Section 162(m) of the Code for a Plan Year or Plan Period to which an Annual Award or Long-Term Award, as the case may be, relates.

(k)	“Eligible Employee” shall mean any officers or other key employees of the Company or any Company Subsidiary, as determined by the Committee in its sole discretion.

(l)	“Long-Term Award” shall mean, for any Plan Period, a payment made to a Long-Term Award Participant under the terms of this Plan.

(m)	“Long-Term Award Maximum Amount” shall mean $5,000,000.

(n)	“Long-Term Award Participant” shall mean an Eligible Employee selected by the Committee to participate in the Plan pursuant to Section 6.

(o)	“Performance Goal(s)” shall mean the goal or goals established for an Annual Award Participant or a Long-Term Award Participant for a Plan Year or Plan Period, as the case may be, by the Committee pursuant to Section 5 or Section 6, as applicable.

(p)	“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, and may be expressed with respect to the Company or one or more operating units, groups, or any Subsidiary, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; revenues; sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. For any Plan Year or Plan Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Plan Year or Plan Period or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Plan Year or Plan Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Annual Award or Long-Term Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations; provided, however, in the case of a Covered Employee, no such adjustment will be made if the effect of such adjustment would cause the Annual Award or Long-Term Award to a Covered Employee to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Unless otherwise specified by the Committee, each measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the Committee in its sole discretion, except that the Performance Measures set forth above shall be used if the compensation under the Award is intended to qualify as performance based compensation under Section 162(m) of the Code.

(q)	“Plan” shall mean the Collective Brands, Inc. Incentive Compensation Plan, as amended and restated from time to time.

(r)	“Plan Period” shall mean a period of one fiscal year or longer, as determined by the Committee in its sole discretion.

(s)	“Plan Year” shall mean a period of one fiscal year or such shorter period, as determined by the Committee in its sole discretion.

(t)	“Section 409A Rules” shall means the provisions of Section 409A of the Internal Revenue Code and related Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

(u)	“Subsidiary” shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and that is not itself a publicly held corporation within the meaning of Section 162(m) of the Code.

SECTION 3. ADMINISTRATION:    Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. Except to the extent not permitted for qualification as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or generally prohibited by applicable law, the Committee may delegate all or a portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by the Committee. Any such delegation may be revoked by the Committee at any time. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

SECTION 4. ELIGIBILITY:    The Committee shall designate which Eligible Employees will be Annual Award Participants or Long-Term Award Participants in the Plan for a particular Plan Year or Plan Period, as the case may be. Such designation for any Plan Year or Plan Period shall not require designation of such Eligible Employee as an Annual Award Participant or Long-Term Award Participant for any other Plan Year or Plan Period.

SECTION 5. ANNUAL AWARDS:

(a)	The Committee may make Annual Awards to Annual Award Participants with respect to each Plan Year, subject to the terms and conditions set forth in the Plan.

(b)	Within 90 days after the commencement of each Plan Year (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select which Eligible Employees will be Annual Award Participants for such Plan Year and determine for each such Plan Year the following:

(i)	The Performance Goal or Performance Goals applicable to each Annual Award Participant for the Plan Year based on one or more Performance Measures; and

(ii)	The payment schedule detailing the total amount which may be available for payment to each Annual Award Participant as an Annual Award based upon the relative level of attainment of the Performance Goal or Performance Goals.

(c)	Upon completion of a Plan Year, the Committee shall:

(i)	Certify, in writing, prior to payment of any Annual Award, whether and to what extent the Performance Goal or Performance Goals for the Plan Year were satisfied;

(ii)	Determine the amount available for each Annual Award Participant’s Annual Award pursuant to the payment schedule established in Section 5(b)(ii);

(iii)	Determine any increase or reduction in the amount of an Annual Award Participant’s available Annual Award, as determined pursuant to Section 5(c)(ii), (including a reduction to zero) based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero) but may not increase the amount of an available Annual Award; and provided further that the exercise of such discretion to reduce an Annual Award with respect to any Annual Award Participant shall not have the effect of increasing an Annual Award that is payable to a Covered Employee; and

(iv)	Authorize payment subject to Section 7 of such amounts determined under Section 5(c)(iii).

(d)	Notwithstanding any other provision of this Plan, in no event shall the Annual Award earned by any Covered Employee for a Plan Year exceed the Annual Award Maximum Amount.

SECTION 6. LONG-TERM AWARDS:

(a)	The Committee may make Long-Term Awards to Long-Term Award Participants with respect to each Plan Period, subject to the terms and conditions set forth in the Plan.

(b)	Within 90 days after the commencement of each Plan Period (or such other date as permitted by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select the length of such Plan Period, select which Eligible Employees will be Long-Term Award Participants for such Plan Period, and determine for each such Plan Period the following:

(i)	The Performance Goal or Performance Goals applicable to each Long-Term Award Participant for the Plan Period based on one or more Performance Measures; and

(ii)	The payment schedule detailing the total amount which may be available for payment to each Long-Term Award Participant as a Long-Term Award based upon the relative level of attainment of the Performance Goal or Performance Goals.

(c)	Upon completion of a Plan Period, the Committee shall:

(i)	Certify, in writing, prior to payment of any Long-Term Award, whether and to what extent the Performance Goal or Performance Goals for the Plan Period were satisfied;

(ii)	Determine the amount available for each Long-Term Award Participant’s Long-Term Award pursuant to the payment schedule established in Section 6(b)(ii);

(iii)	Determine any increase or reduction in the amount of a Long-Term Award Participant’s available Long-Term Award, as determined pursuant to Section 6(c)(ii), (including a reduction to zero) based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero) but may not increase the amount of an available Long-Term Award; and provided further that the exercise of such discretion to reduce a Long-Term Award with respect to any Long-Term Award Participant shall not have the effect of increasing a Long-Term Award that is payable to a Covered Employee; and

(iv)	Authorize payment subject to Section 7 of such amounts determined under Section 6(c)(iii).

(d)	Notwithstanding any other provision of this Plan, in no event shall the Long-Term Award earned by any Covered Employee for a Plan Period exceed the Long-Term Award Maximum Amount.

SECTION 7. PAYMENT OF AWARDS:    Annual Awards and Long-Term Awards under this Plan shall be made in a lump sum payment in cash to the Annual Award Participant or Long-Term Award Participant, as the case may be, or to the beneficiary, as designated under procedures established by the Committee, of such Annual Award Participant or Long-Term Award Participant as soon as practicable following the Plan Year or Plan Period, as the case may be, or shall be deferred under such plan as the Company may have established for such purposes. Unless provided otherwise in an employment agreement, severance agreement or other written agreement between the Company and an Annual Award Participant or Long-Term Award Participant, as the case may be, no Annual Award or Long-Term Award shall be paid to any Annual Award Participant or Long-Term Award Participant under this Plan unless such Annual Award Participant or Long-Term Award Participant is employed by the Company or a Subsidiary on the last day of the Plan Year or Plan Period, as the case may be, for which such Annual Award or Long-Term Award is payable. The Company may deduct from any Annual Award payment or Long-Term Award payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

SECTION 8. CLAW BACK:    If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Employee pursuant to the Award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may cancel or rescind any Annual or Long-Term Award, in whole or in part, made to a Participant within the three year period preceding the date on which the Company is required to prepare the restatement.

SECTION 9. NO CONTINUED EMPLOYMENT:    Nothing in this Plan shall give any person any right to continue in the employ of the Company or any Company Subsidiary or constitute a contract or agreement of employment or interfere in any way with the right of the Company or any Company Subsidiary to terminate or change the conditions of employment.

SECTION 10. NONASSIGNABILITY:    Except as otherwise required by applicable law, any rights of an Annual Award Participant or Long-Term Award Participant or a beneficiary of an Annual Award Participant or Long-Term Award Participant under this Plan shall not be anticipated, sold, assigned, transferred, encumbered, hypothecated, or pledged nor subject to any levy or charge and shall not be subject in any manner to the claims of any creditor of an Annual Award Participant or Long-Term Award Participant or a beneficiary of an Annual Award Participant or Long-Term Award Participant; and any attempt to take such action shall be null and void.

SECTION 11. TERMINATION AND AMENDMENT:    Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code with respect to a Covered Employee shall be effective unless such amendment is approved by the shareholders of the Company. Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of an Annual Award Participant or Long-Term Award Participant to whom an Annual Award or Long-Term Award, as the case may be, has been determined for a completed Plan Year or Plan Period, as the case may be, but not yet paid, adversely affect the rights of such Annual Award Participant or Long-Term Award Participant in such Annual Award or Long-Term Award.

SECTION 12. INTERPRETATION:    Except in connection with a Change in Control of the Company, it is the intent of the Company that Annual Awards and Long-Term Awards made to Covered Employees shall constitute “qualified performance-based compensation” satisfying the requirements of Section 162(m) of the Code. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any other provision of the Plan, an Annual Award, or a Long-Term Award is intended to but does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements. Further, it is the intent of the Company that this Plan and Awards hereunder comply strictly with the Section 409A Rules, including but not limited to the short-term deferral exception to the Section 409A Rules and the Committee shall exercise its discretion in making payment of such Awards hereunder (and specifying the terms of such Awards) accordingly. The Plan and any Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

SECTION 13. UNFUNDED STATUS:    Annual Awards and Long-Term Awards shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure payment. No Annual Award Participant or Long-Term Award Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company.

SECTION 14. SUCCESSORS AND ASSIGNS:    The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

SECTION 15. APPLICABLE LAW:    This Plan shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to its principles of conflict of laws.

SECTION 16. EFFECTIVE DATE:    This Plan was originally effective as of February 3, 2002, and was re-approved by stockholders on May 24, 2007 and subsequently amended on August 17, 2007 to reflect a change in the Company and Plan name. Subject to shareholder approval on May 24, 2012, the Plan is amended and restated effective January 29, 2012; provided, however, that no Annual Award or Long-Term Award will be made to a Covered Employee under the Plan unless prior to such payment, the holders of a majority of the shares of the Company’s common stock actually voting on the matter approve this Plan at a meeting of the shareholders of the Company.

APPENDIX C

2012 COLLECTIVE BRANDS, INC. STOCK INCENTIVE PLAN

Section 1: Purpose

The purpose of the 2012 Collective Brands, Inc. Stock Incentive Plan (the “Plan”) is to promote the interests of Collective Brands, Inc. (the “Company”), its Subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders.

Section 2: Definitions

The following terms, as used in the Plan, shall have the meanings specified below. Other capitalized terms shall have the meanings specified in the Plan.

a.	“Acquisition Award” means an Award granted under this Plan in substitution for options, rights and such other Awards with respect to the capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.

b.	“Appreciation Right” means a right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the grant date, and that is payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals.

c.	“Appreciation Value Award Vehicle” means an Award type structured to correlate the realization of gains based on absolute Stock price appreciation. May include, but not be limited to, Options, cash-settled stock appreciation rights and stock-settled stock appreciation rights.

d.	“Award” means an award granted pursuant to Section 4.

e.	“Award Agreement” means a document setting forth the terms and conditions applicable to the Award granted to the Participant.

f.	“Board of Directors” or “Board” means the Board of Directors of the Company, as it may be comprised from time to time.

g.	“Capitalization Adjustment” has the meaning ascribed to that term in Section 8.

h.	“Change of Control” means:

(1)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, none of the following shall constitute a Change of Control: (a) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the Board of Directors of the Company following such acquisition were members of the incumbent Board at the time of the Board’s approval of such acquisition, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (d) any acquisition by the Company which by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

(2)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, in each case, unless, immediately following such Business Combination, (A), more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets whether directly or through one or more Subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)	The stockholders of the Company approve of a complete liquidation or dissolution of the Company.

i.	“Code” means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

j.

“Committee” means the Compensation, Nominating & Governance Committee of the Board of Directors or such other committee as may be designated by the Board of Directors from time to time. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are

“outside directors” within the meaning of section 162(m) of the Code, or that any member of one Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

k.	“Company” means Collective Brands, Inc., a Delaware corporation, and any successor thereto.

l.	“Confidential Information” means any and all non-public information pertaining to the Company’s business. Confidential Information includes information disclosed by the Company and its Subsidiaries or affiliates to Participants, and information developed or learned by Participants during the course of or as a result of employment with the Company, or one of its Subsidiaries. The Confidential Information includes, without limitation, information and documents concerning the Company’s processes; suppliers (including terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising and marketing plans and strategies; profit margins; seasonal plans, goals, objectives and projections; compilations, analyses and projections regarding the Company and/or its Subsidiaries divisions, stores, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other employees); and “know-how,” techniques or any technical information not of a published nature relating, for example, to how the Company and its subsidiaries or affiliates conducts its business.

m.	“Continuous Service” means that the Participant’s service with the Company or a Subsidiary as an Employee is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Subsidiary, shall not terminate a Participant’s Continuous Service. Notwithstanding the foregoing, unless otherwise determined by the Committee, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Award Agreement.

n.	“Covered Employee” means a covered employee within the meaning of Code section 162(m)(3).

o.	“Disability” means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

p.	“Dividend Equivalent” means an amount equal to the amount of cash dividends, if any, payable in accordance with Section 9, with respect to a share of Stock after the date an Award is granted.

q.	“Employee” means any person employed by Collective Brands, Inc. or any of its Subsidiaries and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.

r.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

s.	“Fair Market Value” of a Stock (as defined below) means, unless otherwise determined by the Committee:

(i)	The closing price of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question, (or if the Stock is not then traded on the New York Stock Exchange, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on such exchange; or

(ii)	If the Stock is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.

t.	“Full Value Award Vehicle” means an Award type structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Award Vehicles may include but not be limited to restricted Stock and other Stock Awards such as unrestricted Stock, Restricted Stock, Restricted Stock Unit grants and performance based shares.

u.	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

v.	“Insider” means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

w.	“Non-Qualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

x.	“Option” means a right or rights (either an Incentive Stock Option or a Non-Qualified Stock Option) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals. Options may be settled in cash or Stock or both. Options may be granted to Employees subject to the terms and conditions of an Award Agreement and the Plan.

y.	“Participant” means any Employee who has been granted an Award.

z.	“Performance Goal” means with respect to the Performance Measure(s) selected by the Committee, the goal or goals established by the Committee, for an Award, for a particular Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

aa.

“Performance Measure” means one or more of the following, either alone or in combination, selected by the Committee to measure individual Participant, Company or one or more operating units, groups or any Subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on investment capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; stock price; total shareholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Performance Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations;

discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations. Unless otherwise specified by the Committee, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the Committee in its sole discretion, except that the Performance Measures set forth above in this paragraph 2aa. shall be used if the compensation under the Award (other than an Option or Appreciation Right) is intended to qualify as performance based under Section 162(m) of the Code.

bb.	“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

cc.	“Performance Unit” means an Award denominated in cash and/or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals subject to terms and conditions established by the Committee. Performance Units may be settled in Stock or cash or both.

dd.	“Plan” means the 2012 Collective Brands, Inc. Stock Incentive Plan, as amended from time to time.

ee.	“Restricted Stock” means Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including but not limited to the achievement of specific Performance Goals.

ff.	“Retirement” means a Participant’s termination of employment on or after age 55 and after completing at least five (5) years of service with the Company or a Subsidiary of the Company.

gg.	“Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

hh.	“Stock” means common stock of the Company, $.01 par value, or any other equity securities of the Company designated by the Committee, including any attached rights.

ii.	“Stock Award” means a grant of Stock with or without restrictions.

jj.	“Stock Equivalent Unit” means an Award based on the Fair Market Value of one share of Stock. All or part of any Stock Equivalent Unit Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific Performance Goals. Stock Equivalent Units may be settled in Stock or cash or both as determined by the Committee.

kk.	“Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of such corporation or other entity or (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee. With respect to Incentive Stock Options, the term “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

ll.	“Ten-percent Stockholder” means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code section 424(d) shall apply.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee designated by it to receive an Award as the Committee shall select in its sole discretion. To the extent permitted under Delaware law, the Committee may delegate to any Employee or Director of the Company the authority to grant Awards to any Employee; provided, however, any grant of “performance based compensation” to a Covered Employee must satisfy the requirement of Code section 162(m).

Section 4: Awards

The Committee may grant any one or more of the following types of Awards either singly, in tandem or in combination with other types of Awards:

APPRECIATION VALUE AWARD VEHICLES

A.	Options

1.	Non-qualified Stock Options

2.	Incentive Stock Options

a.	Incentive Stock Options shall be subject to the following provisions:

i.	The aggregate Fair Market Value (determined on the date that such Option is granted) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

ii.	Each Award Agreement with respect to an Incentive Stock Option shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion. No Incentive Stock Option may be exercisable more than:

(aa)	in the case of an Employee who is not a Ten-Percent Stockholder on the date that such Option is granted, seven (7) years from the date the Option is granted or such earlier period as otherwise specified in the Plan or an Award Agreement, and

(bb)	in the case of an Employee who is a Ten-Percent Stockholder on the date such Option is granted, five (5) years from the date the Option is granted.

b.	Each Award Agreement with respect to an Incentive Stock Option shall set forth the price at which a share of Stock may be acquired under the Option (the “Exercise Price”), which shall be at least 100% of the Fair Market Value of a share of Stock on the date the option is granted (except as permitted under Section 424(a) of the Code with respect to Acquisition Awards). In the case of an Employee who is a Ten-Percent Stockholder on the date that such Option is granted, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock subject to such Option on such date.

c.	No Incentive Stock Option may be granted to an Employee who is not an Employee of the Company or a Subsidiary of the Company on the date that such Option is granted.

d.	Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 1 million shares of Stock (the “ISO Limit”), subject to adjustments provided for in Section 8 of the Plan.

B.	Appreciation Rights

C.	Other Appreciation Vehicle Value Awards. Subject to limitations under applicable law, the Committee may from time to time grant other Awards under this Plan, using Appreciation Value Award Vehicles, that provide the Participant with Stock, or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

FULL VALUE AWARD VEHICLES

D.	Stock Award

E.	Restricted Stock

F.	Stock Equivalent Units

G.	Other Full Value Award Vehicles. Subject to limitations under applicable law, the Committee may from time to time grant other Full Value Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

OTHER AWARD VEHICLES

H.	Performance Units

I.	Acquisition Awards

J.	Other Award Vehicles. Subject to limitations under applicable law and the Plan, the Committee may from time to time grant other Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. The Awards shall be in the form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals), provided that the Awards shall not be inconsistent with the other terms of this Plan.

Section 5: Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant’s status as an Employee for reasons of Retirement, death or otherwise, or in the event of Participant’s Disability, in the event the Participant engages in a “competing business” as such term shall be defined in the Award Agreement or in the event there is a restatement of the Company’s financial statements. The Committee may deliver the Award Agreement by interoffice mail, U.S. mail, email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

Section 6: Prohibition on Re-pricing

Except in connection with a corporate transaction involving the Company as described in Section 8, the terms of outstanding Appreciation Value Award Vehicles may not be amended to be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of such change in terms would be to reduce the exercise price for the Shares underlying such Appreciation Value Awards.

Section 7: Claw Back Provision

If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Employee pursuant to the Award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may, in whole or in part, amend, cancel or rescind any prior delivery of shares of Stock or value of shares of Stock or cash or property granted within the three year period preceding the date on which the Company is required to prepare the restatement.

Section 8: Adjustment Provisions

a.	Capital Adjustments.

(i)	If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares of Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock, warrants or rights offering to purchase shares of Stock, or other similar corporate event (including mergers or consolidations) affects the share of Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of shares of Stock reserved for the Plan (including without limitation the ISO Limit), (ii) the number and/or kind of shares of Stock subject to outstanding Awards, (iii) the exercise price with respect to outstanding Appreciation Value Award Vehicles, (iv) any individual Participant share limitations set forth herein and (v) any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares of Stock subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 8. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons. No such adjustment shall be made by the Committee, however, for any of the following corporate transactions:

(1)	The issuance of Stock as compensation to any Company Employee, director, consultant or other service provider;

(2)	The issuance of Stock pursuant to an “Incentive Stock Option” under Section 422 of the Code;

(3)	The issuance or sale of Stock to a third-party at an arm’s length price that is negotiated and agreed to between the Company and such third-party;

(4)	The issuance or sale of Stock to a Company Employee or director at a discount pursuant to a plan maintained in accordance with, and to the extent permitted under, Section 423 of the Code; or

(5)	A redemption of Stock by the Company at a price equal to the Fair Market Value of the Stock on the date of such redemption.

Any adjustment made pursuant to this Section 8 shall be made in accordance with the rules of any securities exchange, stock market or stock quotation system to which the Company is subject. Any adjustment made by the Committee under this Section 8 shall be final, binding and conclusive on all persons.

b.	Other Adjustments. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, or any similar transaction.

c.	Fractional Shares. No fractional shares of Stock will be issued or accepted. Any fractional shares will be paid in the equivalent amount of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.

Section 9: Other General Terms and Conditions for Awards

a.	The term of an Award shall not exceed seven (7) years.

b.	Unless otherwise provided under the Plan or by the Committee, no Award (or any rights or obligations thereunder) may be sold, exchanged, transferred, assigned, pledged, hypothecated hedged, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable and subject to receipt during the Participant’s lifetime only by the Participant.

c.	The Exercise Price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in an Award Agreement containing the terms and conditions as determined by the Committee and subject to the provisions of Section 8, shall not be less than Fair Market Value on the date the Award is granted; provided, however, that in no event shall the Exercise Price per share be less than the par value thereof. The Exercise Price, as applicable, of an Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.

d.

The Exercise Price, as applicable, of an Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The Exercise Price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise; through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the Exercise Price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Award and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price of such Award and any required tax withholding resulting there from. If a Participant utilizes any proceeds from the exercise of an Award to pay the Exercise Price, taxes or any other amounts owed, such proceeds shall count against the Maximum Limit as if they were received by the Participant.

e.	No Award may be granted under this Plan on or after the tenth anniversary of the date this Plan is approved by stockholders.

f.	The exercise or delivery of Stock or payment of cash pursuant to an Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares of Stock otherwise deliverable upon any securities exchange or under any state or Federal Law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise or delivery shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

g.	Each Participant shall agree that, subject to the provisions of Section 9(i) below,

(1)	no later than the date as of which the restrictions mentioned in the instrument evidencing the Award shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such Award, and

(2)	the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the Award.

h.	If any Participant properly elects, as permitted by Code Section 83b (or any successor Code provisions) within thirty (30) days of the date of the grant, to include in gross income for Federal income tax purposes, an amount equal to the Fair Market Value of the shares of Stock granted pursuant to an Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

i.	Dividends or Dividend Equivalents may be granted with respect to all or part of an Award to the extent the shares underlying the Award are deemed vested and outstanding on the record date as determined by the Committee. If dividends are granted they may be paid, as determined by the Committee, currently or on a deferred basis (i) in cash, (ii) in Dividend Equivalents or (iii) accumulated or reinvested in Stock and held subject to the same restrictions as the Stock under the Award. Neither dividends nor Dividend Equivalents will be paid on unvested Awards. Dividends attributable to unvested Awards shall be credited in respect of such Award and paid when and only if the Award vests. All dividends or Dividend Equivalents which are not paid currently will not accrue interest. Dividends or Dividend Equivalents due and owing as stated herein, will be credited to a Participant’s account or distributed to a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock vested by an Award and held by such Participant. No dividends or Dividend Equivalents will be awarded on Appreciation Value Award Vehicles.

j.	Unless expressly provided otherwise in the Award Agreement, no Participant shall have any rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof.

k.	With respect to each type of Award, the Committee may designate such Award as a “performance based compensation award” in order that such Award constitute qualified performance based compensation under Code Section 162(m). With respect to each Award intended to qualify as performance based compensation under Section 162(m), the Committee shall on or before 25% of the applicable Performance Period has elapsed or if shorter, within such time period as required to constitute performance based compensation under 162(m), establish in writing, the Performance Goal or Goals. A Participant shall be eligible to receive payment in respect of a “performance based compensation award” only to the extent that the Performance Goal(s) for such Award are achieved as certified by the Committee. Based on the achievement of the Performance Goal or Goals, the Committee shall then determine the actual amount of the “performance based compensation Award” to be paid to the Participant. In so doing, the Committee may use negative discretion to decrease any Participant Award based upon such performance, but may not increase the amount of the Award otherwise payable to a Covered Employee based upon such performance. If Performance Goals are established for an Award to a Covered Employee, once established for a Performance Period, such Performance Goals shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code section 162(m).

l.	Unless an Award Agreement specifies otherwise, the Committee may cancel at any time any Award or rescind any prior delivery of shares or value of shares, cash or property, if the Participant is not in compliance with all other applicable provisions of the Award Agreement or the Plan or if, within six months or such longer period as specified with respect to the Participant, in any noncompete entered into between the Participant and the Company, after exercise, as applicable, the Participant:

(i)	Engages in a Competing Business, as such term is defined in the Award Agreement; or

(ii)	Solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

(iii)	Takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

(iv)	Discloses to anyone outside of the Company, or uses in other than the Company’s business, any Confidential Information.

(v)	The Company shall immediately notify the Participant in writing of any cancellation of any unexercised or unvested Award. Following such notice, the Participant shall have no further rights with respect to such Award. In the event of the rescission of the exercise of an Award within six months (or such longer period specified in any agreement between Participant and Company) after the activity referred to above in this Section 9(l), the Company shall notify the Participant in writing. Within ten (10) days after receiving such notice from the Company, the Participant shall either (i) pay to the Company the excess of the Fair Market Value of the Stock on the date of exercise of an Award over the exercise price for the Award or the Fair Market Value of the Stock and/or cash distributed to the Participant as a result of the exercise of an Award or (ii) return the Stock received upon the exercise of an Award (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash delivered upon the exercise of this Award.

m.

The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent the Participant owes the Company under Section 9(l) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in Section 9(l) above, then the Participant agrees to pay immediately the unpaid balance to the Company.

n.	The Committee may establish such other terms and conditions for an Award as it deems appropriate.

o.	The Committee may, at any time and in its sole discretion, determine that any outstanding Awards granted under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Awards may receive for each share of Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) as follows:

(1)	Appreciation Right Vehicle Awards – whether or not exercisable, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock, and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the exercise price per share multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore.

(2)	Full Value Award Vehicle – a cash payment equal to the Fair Market Value of the shares of Stock under the Award, as designated by the Committee.

(3)	Other Awards – a payment amount as determined in the sole discretion of the Committee.

Section 10: Stock Available Under Plan

a.	Subject to the adjustment provisions of Section 8, the maximum number of shares of Stock with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Stock) under the Plan shall not exceed 3,375,000 shares of Stock (the “Maximum Limit”). Subject to adjustment in accordance with Section 8, no Participant shall be granted, during any one (1) year period, Options to purchase Stock and Appreciation Rights or other Appreciation Value Award Vehicles with respect to more than 350,000 shares of Stock in the aggregate or any other Awards with respect to more than 350,000 shares of Stock in the aggregate. Notwithstanding anything to the contrary contained in the Plan, the maximum number of shares of Stock with respect to which Full Value Award Vehicles may be granted to an Employee for any 12-month period contained in the performance period for such Award shall be 350,000 (as adjusted pursuant to the provisions of Section 8 of the Plan), and the maximum payment under any Full Value Award Vehicles granted to an Employee (valued as of the date of grant of such Award(s)) shall be $5,000,000 for each 12-month period contained in the performance period for such Award. The grant limits under the preceding sentence shall (i) apply to Full Value Award Vehicles only if the Full Value Award Vehicles are intended to be “performance based compensation” as that term is used in Section 162(m) of the Code and (ii) be adjusted on a pro-rata basis for each full or partial 12-month period in the applicable Performance Period. With respect to any Award which, in whole or in part, is terminated, surrendered, cancelled or forfeited, new Awards may be granted under the Plan with respect to the number of shares of Stock as to which such termination, surrender, cancellation or forfeiture has occurred.

b.

Upon the grant of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the maximum number of shares of Stock that may be issued for the Award shall be reserved against the Maximum Limit. Upon vesting of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the number of shares of Stock issued for such Award shall decrease the shares available under the Maximum Limit. Upon grant of an Appreciation Value Award Vehicle (to the extent delivered to be in Stock), one share of stock shall be reserved for each share of Stock subject to the Appreciation Value Award Vehicle. Upon exercise of an Appreciation Value Award Vehicle, regardless of the gain, (to the extent delivered to be in Stock), the shares available under the Maximum limit shall be decreased by one share of stock for each share of Stock subject to the Appreciation Value Award Vehicle that is exercised. If the number of shares reserved is greater than the number of shares used to decrease the shares available under the Maximum Limit, such shares shall be available for future Awards.

c.	Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further Awards. Subject to Section 8, additional rules for determining the number of shares of Stock granted under an Award type under the Plan may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan.

d.	The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

e.	Any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under this Plan.

f.	The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall be registered in the name of the Participant, shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan and shall be subject to appropriate stop transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form as appropriate.

Section 11: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall materially impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Board of Directors or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 10, (ii) decrease the Exercise Price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code.

Notwithstanding the above, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible. Notwithstanding anything to the contrary in this Section 11, the Board of Directors or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.

Section 12: Administration

a.	The Plan and all Awards shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the non-employee members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The majority of non-employee Board of Director members shall constitute a quorum of the Board. The vote of a majority of a quorum shall constitute action by the Committee and/or the Board.

b.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan, any Award Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan including rules governing its own operation, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee, (vii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award, including without limitation, restrictions under the Company’s Trading in Securities Policy as may be amended from time to time, (viii) to amend the Plan to reflect changes in applicable law and (ix) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

c.	The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

d.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

e.	The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

f.	It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 12(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

g.	It is the intent of the Company that this Plan and Awards hereunder are exempt from or comply with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants) accordingly. The Plan and any grant of any Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

h.	Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 12(f) and 12(g).

i.	No member of the Board of Directors or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 13: Change of Control

a.	In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, of any such event to assure fair and equitable treatment of Participants:

(1)	require provisions be made in connection with such Change in Control for the assumption of Awards theretofore granted under the Plan, or the substitution/replacement of such Awards with new Awards (with similar vesting conditions) of the successor corporation (such new Awards may be denominated in cash, property or equity of the successor corporation), with appropriate adjustment as to the number and/or kind of shares and the purchase price for shares thereunder;

(2)

determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Stock subject to such Awards a cash payment (or the delivery of shares of Stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Stock in connection with such transaction and the exercise price per share, if any, under the Award multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor;

(3)	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan following the Change of Control and the involuntary termination (as determined by the Committee in its sole discretion) of the Participant as an Employee of the Company or any Subsidiary or a successor corporation; and/or

(4)	extend the time during which an Award may be exercised following a Participant’s termination of employment; and/or

(5)	make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Section 14: Miscellaneous

a.	Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or an Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

b.	Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Committee, the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.

c.	Limits of Liability. Any liability of the Company or an affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

d.	Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee’s (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or visa versa, or from one Subsidiary to another or (ii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.

e.	Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

f.	Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

g.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

h.	Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

i.	Supplementary Plans. The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Awards to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the term and conditions of such Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax and/or securities laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Section 4; and Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4.

j.	Effective Date and Term. The Plan was adopted by the Board of Directors effective as of March 20, 2012, subject to approval by the Company’s stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be settled prior to the date stockholder approval is obtained. Unless sooner terminated, the Plan shall remain in effect until March 20, 2022. Termination of the Plan shall not affect any Award previously made.

k.	No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

l.	Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Saving Time, on May 24, 2012.
Vote by Internet
• Go to www.investorvote.com/PSS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends that you vote for all nominees and “FOR” Proposals Number 2 through 5.	+
1. ELECTION OF DIRECTORS:
Each nominee to serve for a three-year term expiring in 2015.

01 - Myhe H. Mangum 02 - John F. McGovern 03 - D. Scott Olivet

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	4.	Approve the Amended and Restated Collective Brands, Inc. Incentive Compensation Plan.	☐	☐	☐
3.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent registered public accounting firm for the year 2012.	☐	☐	☐	5.	Approve the 2012 Collective Brands, Inc. Stock Incentive Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B, AND IF APPLICABLE, SECTION C

ON THE REVERSE SIDE OF THIS CARD.

To the Stockholders of Collective Brands, Inc.:

You are cordially invited to attend the Annual Meeting of Collective Brands Stockholders which will be held at Collective Brands, Inc., Pozez Auditorium, 3231 SE Sixth Avenue, Topeka, Kansas, on Thursday, May 24, 2012, at 10:00 a.m. Central Daylight Saving Time.

Provided with this proxy card is a return envelope, the Company’s 2011 Annual Report to Stockholders and the Proxy Statement for the 2012 Annual Meeting. It is important that you vote by returning the proxy card, by using the Internet or by telephone. Management’s recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.

2012 Admission Ticket ANNUAL MEETING OF STOCKHOLDERS POZEZ AUDITORIUM 3231 SE SIXTH AVENUE TOPEKA, KANSAS THURSDAY, MAY 24, 2012 10:00 A.M., CENTRAL DAYLIGHT SAVING TIME
PLEASE ADMIT	NON-TRANSFERABLE

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Collective Brands, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2012

The undersigned hereby appoints Douglas G. Boessen, Betty J. Click and Aaron G. Hove, as proxies, each with the full power of substitution, to vote and act with respect to all of the shares of common stock of the undersigned in Collective Brands, Inc., at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card, through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held under the Collective Brands, Inc. 401(k) Profit Sharing Plan and the Collective Brands, Inc. Profit Sharing Plan for Puerto Rico Associates.

IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES, TRUSTEE OR RECORDKEEPER WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR BY VOTE BY USING THE INTERNET OR BY TELEPHONE.

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL YOUR PROXY CARD.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B, AND IF APPLICABLE, SECTION C.	+